SCHEDULE 14A INFORMATION
                             Proxy Statement Pursuant to Section 14(a) of the
                                     Securities Exchange Act of 1934
                                             Amendment No. )

  Filed by the Registrant  X

Filed by a Party other than the Registrant

Check the appropriate box:

X    Preliminary Proxy Statement

__   Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

__   Definitive Proxy Statement

__   Definitive Additional Materials

__   Soliciting Materials Pursuant to Section 240.14a-11(c) of
     Section 240.14a-12

                                   Internet Communications Corporation
                             (Name of Registrant as Specified In Its Charter)

                                   Internet Communications Corporation
                                (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

__ $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or Item
   22(a)(2) of Schedule 14A.

__ $500 per each party to the controversy pursuant to Exchange Act
   Rule 14a-6(i)(3).

X Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:
     Common Stock, No Par Value per Share

  2) Aggregate  number of securities  to which  transaction  applies:  6,313,289 shares

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

  Pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of June 5, 1998 (the "Merger Agreement"), among Internet Communications Corporation ("INCC"), Rocky Mountain Internet, Inc. and Internet Acquisition Corporation, the price per share of Common Stock, no par value per share, of INCC (the "Common Shares"), is $6.764. Pursuant to Rule 0-11(c)(1), the filing fee of $12,599 was calculated based on the cash payment required under the Merger Agreement, which is equal to the product of $6.764 per Common Share and 6,313,289 Common Shares outstanding as of July 16, 1998, assuming the exercise or conversion of all existing options, rights and securities which would be exercisable or convertible into Common Shares upon consummation of the Merger.

  4) Proposed maximum aggregate value of transaction: $42,706,086

  5) Total fee paid: $12,599
X Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid: __
2) Form, Schedule or Registration Statement No.: __
3) Filing Party: __
4) Date Filed:__





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



                                   INTERNET COMMUNICATIONS CORPORATION
                                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                         To approve the Merger of
                                     INTERNET ACQUISITION CORPORATION
                                              with and into

                                   INTERNET COMMUNICATIONS CORPORATION

To the Record Holders of Common Stock
of Internet Communications Corporation:


  NOTICE IS HEREBY GIVEN pursuant to Sections 7-107-105 and 7-111-103 of the Colorado Business Corporation Act (the "CBCA") that on September 15, 1998 a special meeting (the "Meeting") of all shareholders of Internet Communications Corporation, a Colorado corporation (the "Company"), of record on August 24, 1998 (the "Record Date"), will be held at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111, at 10:00 a.m., Denver, Colorado time, to consider (i) adoption and approval of (A) the merger (the "Merger") of Internet Acquisition Corporation, a Colorado corporation (the "Purchaser"), into the Company, pursuant to the terms of that certain Amended and Restated Agreement and Plan of Merger by and among the Company, Rocky Mountain Internet, Inc. (the "Parent") and the Purchaser, dated June 5, 1998 (the "Merger Agreement"), and (B) the Merger Agreement; and (ii) such other matters as may properly be brought before the Meeting.

  It is anticipated that the Merger will be effected on September 15, 1998 or as soon thereafter as practicable.

  Pursuant to a Voting Agreement dated June 5, 1998, the Company's largest shareholder, Interwest Group, Inc. ("Group"), owning beneficially 2,873,568 shares (50.8%) of the Company's common stock, agreed to vote all of its shares of the Company's common stock in favor of the Merger and the Merger Agreement. Consequently, approval of the Merger and the Merger Agreement is assured.

  The Board of Directors has fixed the close of business on the Record Date for the determination of shareholders entitled to notice and to vote at the Meeting or any adjournment thereof. Only shareholders of record at the close of business on the Record Date, whether or not they are are entitled to vote, are entitled to notice of the Meeting and only holders of record of Common Shares at the close of business on the Record Date are entitled to vote at the Meeting.

  COMMON SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO
ATTEND THE MEETING, TO SIGN, DATE AND MAIL THE ENCLOSED PROXY OR
VOTING INSTRUCTION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

  Pursuant to the terms of the Merger Agreement, each Common Share outstanding immediately prior to the effectiveness of the Merger and held by persons other than the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent, or the Company will be converted into the right to receive $6.764 in cash (the "Merger Consideration"), payable upon surrender of the certificate formerly evidencing such share, subject to the right of the holder of such share (a "Dissenting Shareholder") to seek an appraisal of the fair value thereof as described in the attached Proxy Statement.

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




  YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER, CONSIDERED AS A WHOLE, IS FAIR TO AND IN THE BEST INTERESTS OF THE SHAREHOLDERS OF
THE COMPANY. In arriving at its decision, the Board of Directors considered a number of factors, including the opinion of Daniels & Associates, L.P., the Company's financial advisor, that the consideration to be received in the Merger by the holders of Common Shares is fair, from a financial point of view, to such shareholders.

  After the Merger is completed, the Company's shareholders will receive written instructions for exchanging their share certificates. The Company's shareholders should not send in their certificates at this time or with their proxies and should continue to hold their share certificates until they receive such instructions.

  Article 113 of the CBCA provides a procedure by which Dissenting Shareholders who were record holders of Common Shares immediately prior to the effectiveness of the Merger may seek an appraisal of the fair value of their shares, exclusive of any element of value arising from the expectation or accomplishment of the Merger, together with a fair rate of interest, if any, to be paid thereon. Any Dissenting Shareholder who wishes to exercise this right to an appraisal must do so by making written demand to the Company at the address set forth in the Proxy Statement, which must be received before the taking of the vote on the Merger, and by following certain other procedures set forth in Article 113, Title 7, C.R.S. For purposes of Article 113, Title 7, C.R.S., this Notice of Special Meeting of Shareholders is being mailed on or about September __, 1998 to record shareholders of the Company on the Record Date.

  APPRAISAL DEMANDS WILL NOT BE ACCEPTED UNLESS MADE BY OR ON BEHALF OF PERSONS WHO ARE RECORD HOLDERS OF COMMON SHARES IMMEDIATELY PRIOR TO THE EFFECTIVENESS OF THE MERGER.

  Reference should be made to the section entitled "Dissenters' Rights" in the attached Proxy Statement and to Appendix E thereto (which sets forth the text of Article 113 of the CBCA) for a description of the procedures which must be followed to perfect appraisal rights.

                               By order of the Board of Directors



                               John M. Couzens, President
                               September __, 1998

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



                                   Internet Communications Corporation
                                             Proxy Statement

  This Proxy Statement is being furnished to the shareholders of Internet Communications Corporation, Inc., a Colorado corporation (the "Company"), as of August 24, 1998 (the "Record Date"), in connection with the proposed merger (the "Merger") of Internet Acquisition Corporation, a Colorado corporation (the "Purchaser") and a wholly owned subsidiary of Rocky Mountain Internet, Inc., a Delaware corporation (the "Parent"), with and into the Company pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of June 5, 1998 (the "Merger Agreement"), among the Parent, the Purchaser and the Company. The Merger will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which at the effective time of the Merger (the "Effective Time") (a) the Company will continue as the surviving corporation (the "Surviving Corporation") and will become a wholly-owned subsidiary of the Parent; and (b) each share of common stock of the Company ("Common Shares") issued and outstanding (other than Common Shares held by the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent, or the Company) will be converted into the right to receive $6.764 (the "Merger Consideration"). A special meeting (the "Meeting") of the shareholders of the Company, of record on the Record Date, will be held at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111, at 10:00 a.m., Denver, Colorado time, on September 15, 1998, to consider approval and adoption of the Merger and the Merger Agreement.

  The date of this Proxy Statement is September __, 1998. This Proxy Statement and the accompanying form of proxy are being furnished by the Company and were first mailed on or about September __, 1998 to shareholders of the Company as of the close of business on the Record Date.

  The  Board  of  Directors  of  the  Company  (the  "Board"  or the  "Board  of
Directors"), by the unanimous vote of all of the Directors of the Company, approved the Merger and determined that the terms of the Merger are fair to and in the best interests of, the shareholders of the Company. Under the Colorado Business Corporation Act (the "CBCA"), the affirmative vote of the holders of a majority of the outstanding Common Shares is required to approve the Merger. Pursuant to a Voting Agreement dated June 5, 1998, the Company's largest shareholder, Interwest Group, Inc. ("Group"), owning beneficially 2,873,568 shares (50.8%) of the Company's common stock, agreed to vote all of its shares of the Company's common stock in favor of the Merger and the Merger Agreement. Consequently, approval of the Merger and the Merger Agreement is assured.

  After the Merger is completed, the Company's shareholders will receive written instructions for exchanging their share certificates. The Company's shareholders should not send in their certificates at this time or with their proxies and should continue to hold their share certificates until they receive such instructions.

  Any  holder  of  Common  Shares  who  does  not  wish  to  accept  the  Merger
Consideration for his Common Shares has the right under the CBCA to seek an appraisal of and be paid the fair cashvalue of his Common Shares. Holders of Common Shares seeking such appraisal are referred to herein as "Dissenting Shareholders." To perfect this right of appraisal, a Dissenting Shareholder must make written demand for such appraisal to the Company before the taking of the vote on the Merger. Dissenting Shareholders are urged to carefully review this Proxy Statement and the Appendices hereto in their entirety in considering whether to seek an appraisal pursuant to the CBCA. See "Dissenters' Rights" and Appendix E to this Proxy Statement.

  As of the Record Date, there were issued and outstanding 5,595,687 Common Shares. Holders of record of Common Shares at the close of business on the Record Date are entitled to one vote per share held on all matters submitted to a vote of shareholders. The Common Shares are traded on the Nasdaq SmallCap Stock Market. As a result of the consummation

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



of the Merger, the registration of the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act") will be terminated.

  The information contained in this Proxy Statement concerning the Parent and the Purchaser has been furnished to the Company by the Parent, and the Company assumes no responsibility for the accuracy or completeness of such information.

                                          AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company that are filed electronically with the Commission. In addition, reports, proxy statements and other information concerning the Company should also be available for inspection at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

  The Common Shares are currently registered under the Exchange Act. Following the Merger, the Company will become the wholly-owned subsidiary of the Parent, the Common Shares will be exchanged for the Merger Consideration and will be canceled, and there will be no public trading of the Common Shares. Accordingly, registration of the Common Shares will be terminated upon application of the Company to the Commission when the Merger is consummated.

                                            TABLE OF CONTENTS


                                                                     Page
INTRODUCTION.....................................................
INFORMATION CONCERNING THE COMPANY...............................
INFORMATION CONCERNING THE PARENT AND THE PURCHASER..............
THE MEETING......................................................
BACKGROUND OF THE MERGER.........................................
RECOMMENDATION OF THE BOARD AND REASONS FOR THE
MERGER...........................................................
OPINION OF FINANCIAL ADVISOR.....................................
INTEREST OF CERTAIN PERSONS IN THE MERGER........................
STRUCTURE OF THE MERGER..........................................
ACCOUNTING TREATMENT OF THE MERGER...............................
CERTAIN EFFECTS OF THE MERGER....................................
FEDERAL TAX CONSEQUENCES OF THE MERGER...........................
THE MERGER AGREEMENT.............................................
REGULATORY AND OTHER APPROVALS...................................
DISSENTERS' RIGHTS...............................................
MARKET PRICES OF AND DIVIDENDS ON STOCK..........................
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
    AND MANAGEMENT...............................................
INDEPENDENT PUBLIC ACCOUNTANTS...................................
SHAREHOLDERS' PROPOSALS..........................................

APPENDICES:

 Appendix A        Amended and Restated Agreement and Plan of Merger
 Appendix B        Fairness Opinion of Daniels & Associates, L.P............
 Appendix C        Form 10-KSB of the Company for the year ended
                   December 31, 1997........................................
 Appendix D        Form 10-Q of the Company for the quarter ended
                   June 30, 1998............................................
 Appendix E        Dissenters Rights........................................


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



                                               INTRODUCTION

  This Proxy Statement is being furnished to the Company's shareholders as of the Record Date in connection with the solicitation of proxies from holders of Common Shares by the Board of Directors of the Company for use at a special meeting of shareholders of the Company to consider the proposed Merger of the Purchaser with and into the Company, pursuant to the Merger Agreement. The Merger will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which at the Effective Time (a) the Company will continue as the Surviving Corporation and will become a wholly owned subsidiary of the Parent, and (b) each Common Share issued and outstanding (other than Common Shares held by the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent, or the Company) will be converted into the right to receive the Merger Consideration in cash, without interest.

  The Meeting will be held on September 15, 1998, at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111 at 10:00 a.m., Denver, Colorado time.

  The purpose of the Meeting is to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the Merger, and (ii) such other matters as may properly be brought before the Meeting.

  Only holders of record of Common Shares at the close of business on the Record Date are entitled to vote at the Meeting. On such date, there were 5,595,687 Common Shares outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Meeting. All shareholders of the Company are entitled to notice of the Meeting.

  The presence, in person or by proxy, at the Meeting of the holders of one-third of the Common Shares outstanding and entitled to vote at the Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the Common Shares outstanding and entitled to vote thereon at the Meeting is required to approve and adopt the Merger Agreement.

  The Board of Directors of the Company, by the unanimous vote of all of the Directors of the Company, approved the Merger and determined that the terms of the Merger are fair to and in the best interests of the shareholders of the Company. Under the CBCA, the affirmative vote of the holders of a majority of the outstanding Common Shares is required to approve the Merger. Pursuant to a Voting Agreement dated June 5, 1998, the Company's largest shareholder, Group, owning 2,873,568 shares (50.8%) of the Company's common stock, agreed to vote all of its shares of the Company's common stock in favor of the Merger and the Merger Agreement. Consequently, approval of the Merger and the Merger Agreement is assured.

  After the Merger is completed, the Company's shareholders will receive written instructions for exchanging their share certificates. The Company's shareholders should not send in their certificates at this time or with their proxies and should continue to hold their share certificates until they receive such instructions.

     The Company expects that the Merger will be consummated as promptly as practicable after the Meeting, assuming that the conditions to the Merger set forth in the Merger Agreement have been satisfied. See "The Merger Agreement."

  Any Dissenting Shareholder has the right under the CBCA to seek an appraisal of and be paid the fair value of his shares, together with a fair rate of interest, if any, to be paid thereon. In order to perfect such right of appraisal, a Dissenting Shareholder must make a written demand for such appraisal to the Company before the taking of the vote on the Merger. Such demand must be sent to the Company at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111, Attention: Secretary. See "Dissenters' Rights" and Appendix E to this Proxy Statement.

  The accompanying Notice of Special Meeting of Shareholders constitutes the notice to Dissenting Shareholders required by Article 113, Title 7, C.R.S.

  Dissenting Shareholders are urged to carefully review this Proxy Statement and the Appendices hereto in their entirety in considering whether to seek an appraisal pursuant to the CBCA. If a Dissenting Shareholder does not perfect appraisal rights with respect to his Common Shares before the taking of the vote on the Merger, such shares will be converted into the right to receive the Merger Consideration at the Effective Time.

  As of the Record Date, there were issued and outstanding 5,595,687 Common Shares. Holders of record of Common Shares at the close of business on the Record Date are entitled to one vote per share held on all matters submitted to a vote of shareholders.

  The Common Shares are traded on the Nasdaq SmallCap Stock Market. As a result of the consummation of the Merger, the registration of the Common Shares under the Exchange Act will be terminated.


                                    INFORMATION CONCERNING THE COMPANY

  The Company is a Colorado corporation with its principal executive offices located at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111. The telephone number of such offices is (303) 770-7600.

  The Company is a multi-faceted telecommunications and networking company specializing in the design, implementation, maintenance and management of communications systems and networks. With headquarters in metropolitan Denver, the Company has over 5,000 business, government and institutional customers.

  Additional information regarding the Company is included in its Annual Report on Form 10-KSB for the year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, which are attached hereto as Appendices C and D, respectively.


                           INFORMATION CONCERNING THE PARENT AND THE PURCHASER

  The Parent, a Delaware corporation, is a telecommunications company whose objective is to provide a full range of Internet and telecommunications services. The Parent is based in Denver, Colorado. The Parent's common shares trade on the Nasdaq SmallCap Stock Market under the symbol "RMII."

  The Purchaser, a Colorado corporation, was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the merger of the Purchaser with and into the Company, and has not conducted any unrelated activities since its formation. All the outstanding capital stock of the Purchaser is owned by the Parent.

  The principal executive offices of the Parent and the Purchaser are located at 1099 18th Street, Suite 3000, Denver, Colorado 80202.


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



                                               THE MEETING

  The Meeting will be held at 10:00 a.m., local time, on September 15, 1998, at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111, for the purpose of approving and adopting the Merger Agreement, as required under Colorado law.

  Only holders of record of Common Shares outstanding at the close of business on the Record Date (August 24, 1998) are entitled to vote at the Meeting.

  On the Record Date, there were approximately 142 holders of record of Common Shares, with 5,595,687 Common Shares issued and outstanding. Each Common Share entitles the holder thereof to one vote on each matter submitted for shareholder approval.

  The presence at the Meeting, in person or by proxy, of the holders of one-third of the outstanding Common Shares will constitute a quorum for the transaction of business, and approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the issued and outstanding Common Shares. In determining whether the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

  At the date of this Proxy Statement, the Board of Directors of the Company do not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

  All properly executed proxies that are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If a holder of Common Shares executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" approval and adoption of the Merger Agreement in accordance with the recommendation of the Board of Directors of the Company. A holder of Common Shares who has executed and returned a proxy may revoke it at any time before it is voted at the Meeting by
(i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of the Company stating that the proxy is revoked or (iii) attending the Meeting and voting in person.

  In addition to solicitation by mail, the directors, officers, employees and agents of the Company may solicit proxies from their shareholders by personal interview, telephone, telegram or otherwise. The Company will bear the costs of the solicitation of proxies from its shareholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold of record securities of the Company for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.


                                         BACKGROUND OF THE MERGER

In March 1998 management of the Company informed the Board of Directors that the Company faced a significant liquidity crisis. The Company was having difficulty maintaining open trade credit with its vendors, did not have adequate cash on hand, could not finance necessary capital expenditures and was in default of its $5 million line of credit from its lender, Norwest Bank, N.A. ("Norwest"). Management had unsuccessfully sought additional financing from Norwest and requested that

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



Anschutz Company, the sole shareholder of Group, advance the Company additional funds. Anschutz Company agreed to advance $1,600,000 to the Company and the Company issued to Anschutz Company a Convertible Promissory Note dated March 20, 1998 due March 19, 1999 (the "Anschutz Note").

The Company then announced a restructuring plan to further improve its financial condition. The Company sold its 80% ownership of the common stock of Omega Business Communications Services, Inc. ("Omega") to Omega's vice president and sole minority shareholder and executed an agreement for the transition of the business activities and employees of its wholly-owned subsidiary, Interwest Cable Network Systems, Inc. ("ICNS"), to a newly formed corporation owned and operated by the principal managers of ICNS. The number of the Company's departments was reduced and 50 employees were separated from the Company, representing 21% of the Company's workforce (excluding Omega and ICNS).

At a July 1997 meeting, the Company's Board of Directors directed its Executive Committee, consisting of William Maxwell, Craig Slater (a director and member of the Executive Committee of the Company, and an affiliate of Group) and Thomas Galley, to seek funding for a new wholesale network engineering services business. The Executive Committee subsequently determined that it might be in the best interests of the Company to find a buyer for the entire Company because
(i) the Company continued to have less than adequate cash on hand to properly grow the Company, (ii) the $5 million line of credit from Norwest was outstanding to the maximum limit and Norwest provided no assurances that it would renew the line of credit upon maturity in September 1998, (iii) the Company faced a risk of a material liquidity crisis over the short term and (iv) the Company continued to generate net losses. The Executive Committee also considered other options such as additional loans or private or public equity offerings. These options were not pursued because the Executive Committee determined that the Company would be unable to attract outside capital on acceptable terms due to the Company's net losses and tight liquidity position. Based on the difficult financial position of the Company, the Board concluded that a sale of the Company was in the shareholders' best interests, provided that a premium over the market price of the stock could be obtained.

At the direction of the Executive Committee, Company management engaged Daniels & Associates, L.P. ("Daniels")in November 1997 to solicit funding for the new business and, alternatively, to find a buyer for the entire Company.

Commencing in January 1998, Daniels successfully contacted 55 parties in the telecommunications and information technologies industry. Of the 55 parties contacted, 27 requested and receive summary information regarding the Company. Of the 27 parties who received such information, 15 parties signed non-disclosure agreements and received additional confidential information regarding the Company. Finally, five of the parties originally contacted by Daniels conducted due diligence meetings with Company management.


Daniels did not find the necessary investors for the new business, and the concept to launch the new business was terminated.


The due diligence meetings from the Daniels engagement resulted in one indication of interest, from Eltrax Systems, Inc. ("Eltrax"), a publicly held telecommunications company ("Eltrax"). The Executive Committee of the Company's Board of Directors negotiated with Eltrax during the first two weeks of the month of May. The Executive Committee asked Eltrax to make a cash offer. Eltrax indicated it would consider a cash offer but never actually did so. On May 15, 1998 the Company received an indication of interest from Eltrax to exchange each share of the Company's Common Stock for
 .85 shares of Eltrax common stock. On that date, the closing price of Eltrax common stock was $8.62 per share, representing a premium of 22.1% over the $6.00 per share closing price of the Company's Common Stock on that date.

In the May 18, 1998 special meeting of the Company's Board of Directors, the Board determined to cease negotiations with Eltrax. The Board determined that, although the merits of entertaining a proposal to sell all of the Common Stock of the Company were compelling, Eltrax common stock was not satisfactory consideration because, in the opinion of the Board of Directors, (i) the Eltrax common stock had a history of significant price volatility, trading between approximately $4.19 and $10.00 per share in the previous 52 weeks, (ii) the Eltrax common stock lacked liquidity due to the relatively small trading volume (approximately 51,600 average daily trading volume in the same period), (iii) Eltrax was incurring significant losses, and (iv) Eltrax did not have sufficient cash to repay the Company's $5 million Norwest bank loan. All of these factors apply also to the Company Common Stock, and the Board concluded that an exchange of Company Common Stock for Eltrax common stock would not improve the liquidity position of the Company's shareholders compared to an exchange of Company Common Stock for either cash or a stock with greater trading volume and a more stable historic trading price.

Craig Slater was contacted by a privately held telecommunications company ("Company B") on April 20, 1998 to discuss Company B's possible interest in acquiring Group's majority interest in the Company. On April 24, 1998 Mr. Slater and John Couzens had a conference call with officers of Company B. Mr. Slater stated that Group would not consider a sale of its interest in the Company separate from a sale of 100% of the Company's Common Stock. Company B indicated that it would consider an offer at the then current market price of the Company Common Stock ($5.50). Between May 5, 1998 and May 8, 1998, Mr. Couzens and Mr. Slater met with officers of Company B to further discuss a possible acquisition of the Company's Common Stock, stating that the Company would require a premium over the current market price and indicating that they thought the Board might consider a cash offer in excess of $7.00 per share, representing a premium of 27.3% over the $5.50 per share closing price of the Company's Common Stock on May 8, 1998.

In the middle of April 1998, Douglas Hanson, President of Parent, approached Philip Anschutz, the sole shareholder of Anschutz Company, the corporate parent of Group, and stated that Parent would be interested in acquiring the Company. Mr. Anschutz informed Craig Slater who then spoke with Mr. Hanson. On April 26, 1998 and April 27, 1998 John Couzens and Mr. Hanson met to further discuss the acquisition of the Company by the Parent. Mr. Hanson indicated that Parent would consider an offer at the then current market price of the Company Common Stock ($5.56). On April 28, 1998, Mr. Slater told Mr. Hanson that the Company would require a premium over the current market price and indicated that he thought the Board might consider a cash offer in excess of $6.80 per share, representing a premium of 23.6% over the $5.50 per share closing price of the Company's Common Stock on May 8, 1998. Mr. Slater indicated a possible Board interest in $6.80 per share, rather than the $7.00 per share he had suggested to Eltrax, because neither Eltrax nor any other possible acquiror had been willing to make an offer at $7.00 per share, and therefore he concluded that $7.00 per share represented an unreasonable expectation for an offer. Mr. Slater also told Mr. Hanson that the Company would not consider an offer to exchange Company Common Stock for the Parent's common stock, due to the volatility of the Parent's common stock and its lack of earnings. The Parent's common stock had traded between approximately $1.88 and $10.25 per share in the previous 52 weeks and its average daily trading volume in the same period was approximately 57,400 shares. Mr. Hanson stated
that it would be necessary for the Parent to obtain financing to complete a cash acquisition and that he had been engaged in negotions with ING Baring Furman Selz LLC ("ING") for such financing. On April 29, 1998 Mr. Hanson, Mr. Slater and Mr. Couzens met to further discuss the possible terms of an acquisition. On May 2, 1998 Mr. Hanson and Mr. Couzens met to commence the Parent's financial due diligence, and Mr. Couzens supplied Mr. Hanson with Company budgets, monthly management financial statements, 1998 operating plan and product details to permit Parent to conduct further due diligence on the Company. The Company's financial budget for the nine months ended December 31, 1998 assumed revenues of $26.576 million and net income before taxes of $573,000. This budget was prepared in March 1998 following the restructuring that occurred in March 1998 and has not been updated. It was created for the internal use of Company management and was not prepared with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants. The revenue and income information from the budget is included in this Proxy Statement only because such information was provided to Parent. None of Parent, Purchaser or any party to whom the budget was provided assumes any responsibility for the accuracy of such information. While presented with numerical specificity, the budget is based upon a variety of assumptions relating to the businesses of the Company which, though Parent has been advised were considered reasonable by the Company at the time they were furnished to Parent, may not be realized and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. There can be no assurance that the budget will be realized, and actual results may vary materially from those shown. The budget has not been examined or compiled by the Company's independent public accountants. For these reasons, as well as the bases on which such projections were compiled, there can be no assurance that such projections will be realized, or that actual results will not be higher or lower than those estimated. The inclusion of such projections herein should not be regarded as an indication that Parent, Purchaser or any other party who received such information considers it an accurate prediction of future events. Actual revenues and net loss for the second quarter of fiscal 1998 were $8.542 million and $209,000, respectively.

On May 8, 1998 the Company delivered the same Company budgets, monthly management financial statements, 1998 operating plan and product details to Company B to permit it to conduct further due diligence on the Company. The Company's financial budget for the nine months ended December 31, 1998 assumed revenues of $26.576 million and net income before taxes of $573,000. This budget was prepared in March 1998 following the restructuring that occurred in March 1998 and has not been updated. It was created for the internal use of Company management and should not be viewed as a forecast of performance for the balance of 1998. Actual results will differ and may differ materially from those assumed in the budget. Actual revenues and net income for the second quarter of fiscal 1998 were $8.542 million and $209,000, respectively.

The Company's Board of Directors met on May 18, 1998. Mr. Slater informed the Board that Company B had indicated its interest in a cash acquisition of the Company at $6.75 per share (representing a premium of 22.7% over the $5.50 per share closing price of the Company's Common Stock on May 18, 1998), subject to a ten day due diligence period, and that Parent had indicated its interest in a cash acquisition of the Company at $6.80 per share (representing a premium of 23.6% over the $5.50 per share closing price of the Company's Common Stock on May 18, 1998), subject to a due diligence period and to obtaining financing for the acquisition. The Board compared the Company B proposal, the Eltrax proposal and the Parent's proposal and unanimously voted to pursue the Company B offer subject to shortening the due diligence period to five or seven days. Mr. Slater and Company B agreed to shorten the due diligence period to seven days. The final Company B due diligence commenced on May 20, 1998, and on May 27, 1998 Company B informed Mr. Slater that the $6.75 per share was too high, without providing any reasons for that conclusion, and that Company B would need an undetermined amount of due diligence to derive a new per share price.

The Company's Board of Directors met the same day to discuss the Company B response and voted unanimously to pursue the Parent's proposal at $6.80 cash per share, subject to a due diligence period. On May 27, 1998, $6.80 cash per share represented a premium of 13.3% over the $6.00 closing price per share of the Company Common Stock. The Board directed management to condition the Company's acceptance of any proposal on Parent obtaining a commitment of $50 million to finance the acquisition and on receipt of a fairness opinion from an investment banking firm.

The Board was informed by Mr. Slater that the Parent had stated that it would require that Group execute a voting agreement pursuant to which it would agree to vote in favor of the Parent's proposal. He stated that Group would consider such terms only if the Anschutz Note were amended to provide that it would be repaid if the Parent obtained debt financing in the aggregate principal amount greater than $50 million. The Board determined that this potential conflict of interest did not change its view that the Parent's proposal should be pursued in light of the fact that the Anschutz Note would be due in any event in March 1999, and the Board approved the amendment. Messrs. Slater, Liebhaber and Ortiz, directors of the Company, are affiliates of Group and Anschutz Company. See "Interests of Certain Persons in the Merger."

The Board also considered the offer by Parent to employ John Couzens following the Merger, and determined that this potential conflict of interest did not change its view that the Parent's proposal should be pursued because the directors other than Mr. Couzens considered the Parent's offer to be the best available to the Company. See "Interests of Certain Persons in the Merger."

The Board considered that Parent's proposal would cause any unvested options to become fully vested and exercisable, and that officers and directors of the Company would benefit from the acceleration of vesting, and determined that this potential conflict of interest did not change its view that the Parent's proposal should be pursued because any transaction involving a change of control would cause such acceleration of vesting and the Board believed that a sale of the Company in a change of control transaction was in the best interests of the Company's shareholders. See "Interests of Certain Persons in the Merger."

Finally, the Board considered that the proposal would cause certain severance benefits of officers of the Company to be effective, and determined that this potential conflict of interest did not change its view that the Parent's proposal should be pursued because any transaction involving a change of control would have such an effect and the Board believed that a sale of the Company in a change of control transaction was in the best interests of the Company's shareholders. See "Interests of Certain Persons in the Merger."

Messrs. Slater and Couzens informed the Parent on May 27, 1998 that the Company would entertain a proposal from Parent to purchase all of the Company's Common Stock for $6.80 per share (representing a premium of 13.3% over the $6.00 per share closing price of the Company's Common Stock on that date), provided that the Parent obtained a commitment letter from a financial institution to finance the acquisition.

In subsequent negotiations, the Parent required as a condition of the acquisition that the purchase price of $6.80 per share be reduced by an amount per share equal to one-half of the amount expected to be due to Daniels for its efforts (approximately $2 million) less $250,000. At a meeting on May 31, 1998, the Board decided to accept the possible reduction in the purchase price based on its belief that it could negotiate a reduction in the Daniels fee and because this would have represented a reduction of at most $0.15 per share even if no reduction in the Daniels fee were possible. With a maximum possible reduction of $0.15 per share, the price would have represented a premium of 7.5% over the $6.19 per share closing price of the Company's Common Stock on May 29, 1998.

On June 5, 1998 the Parent provided the Company with a commitment letter for the acquisition financing (the "ING Commitment"), and the parties executed the Merger Agreement. On that date, the minimum purchase price, taking into account the maximum possible reduction due to the Daniels fee, represented a premium of 7.5% over the $6.19 per share closing price of the Company's Common Stock on that date.

The Parent is considering raising cash in excess of $50 million in a private offering (the "Private Offering"). The Private Offering has not yet closed and there can be no assurance that the Parent will sell such securities. The parties amended the Merger Agreement on August 28, 1998 to provide that it is a condition of the Company's obligation to close the Merger that either (i) the ING Commitment must remain in full force and effect and be funded, or (ii) the Parent must have executed a purchase agreement for the sale of such securities and all the conditions to closing (other than conditions that, by their terms, cannot be satisfied until such closing) set forth in such purchase agreement must have been satisfied or waived. If either of these conditions are not met, unless the Company has breached certain representations and covenants or certain other conditions have not been met, the Parent must pay to the Company $1.05 million in cash or, at the Parent's election, that number of shares of the Parent's common stock equal to $1.05 million divided by the "Fair Market Value" (as defined) of such stock.

Shortly after execution of the Merger Agreement, the Company received an inquiry from NASDAQ regarding compliance with NASDAQ listing requirements. The Company determined that it failed to comply with a NASDAQ requirement that it have at least $35 million of market capitalization. Following discussions with NASDAQ, NASDAQ gave the Company until September 15, 1998 to complete the Merger or demonstrate compliance with the listing requirements or be delisted.

Management approached Daniels and argued for a reduction in the Daniels fee based on the fact that the Parent's and Company B's offers were received without Daniels' involvement and Daniels was not involved in the Board's consideration of those proposals. Management also asked Daniels to deliver the fairness opinion required by the Merger Agreement. The Company and Daniels agreed to an adjustment of the Daniels fee to $700,000. The entire fee is contingent on the Merger closing and the portions of the fee for finding buyers and delivering the fairness opinion have not been separately identified. This resulted in a downward adjustment of the Merger Consideration per share of the Company Common Stock to $6.764. On July 14, 1998, Daniels agreed to the fee reduction and delivered the fairness opinion required as a condition of the Merger.


                          RECOMMENDATION OF THE BOARD AND REASONS FOR THE MERGER

1. In light of the Board of Directors' review of the Company's competitive position, the Company's financial history and current status, past and anticipated events in the Company's industry and the prospects for the Company as an independent entity, the Board of Directors determined that it would be in the best interests of the shareholders to approve the Merger Agreement.

In approving the Merger Agreement, the Board of Directors considered the following factors:

     (i) the lack of sufficient cash on hand to participate in the Company's industry's growth. The Board believes it is unlikely the Company can obtain sufficient debt or equity capital to grow the business because of the Company's unsatisfacory record of operating losses, lack of cash, inability to obtain additional credit from either Norwest or Anschutz Company resulting in the restructuring and sale of subsidiaries discussed in "Background of the Merger." The Company obtained a $1.6 million loan from Anschutz Company in March 1998 and sold common stock and warrants to Group for $3.0 million in a private placement in April 1997. Anschutz Company has informed the Company that it is not willing to provide further funds to the Company in the future and it is uncertain whether Norwest will be willing to renegotiate its loan when it is due in September 1998. The Company had a $4.575 million net loss for its fiscal year ended December 31, 1997, a $1.125 million net loss for its fiscal year ended January 31, 1997 and $.977 million net loss for its fiscal year ended January 31, 1996. The Company did not have cash on the balance sheet at December 31, 1997 or March 31, 1998 or the ability to finance capital expenditures and fund operating losses because its history of operating losses prevented it from attracting additional capital. The board noted that the historical net losses were due to, in part, the failure to quickly integrate the September 1996 acquisition of Interwest C.S. Corporation. Management's post-merger integration of Interwest was far more difficult and time consuming than originally anticipated due to the complexity of the Interwest organization.

     (ii) the need to refinance the Norwest loan in September 1998 and the desirability of incurring up to $1.5 million per year in capital expenditures over the next several years to invest in network infrastructure, switching equipment, upgrading the network operations center, building out a redundant network operations center, and developing knowledge management systems;


     (iii)the recent trend toward consolidation among network integration companies. There have been a series of business combinations over the past year in the intensely competitive telecommunications industry which in turn created additional critical mass so that the Company's competitors could compete even more aggressively against the Company. Larger competitors in the telecommunications industry are able to offer superior salaries, benefits, and training to attract and retain high quality employees and obtain new business accounts based on increasingly advanced network infrastructure and broadened technical support and customer service. The Company has been dependent on Colorado for its customers, whereas, most of its competitors in the wide area network telecommunications industry have a broader geographic presence. Consequently, the geographic limitations of the Company limit the Company in its ability to obtain new customers in the wide area networking business;


     (iv) the risks to the Company and its shareholders of remaining independent in view of the Company's highly leveraged position, the capital requirements to compete in the communications industry, the Company's dependence on a geographic concentration in Colorado with a single network operations center, the Company's future capital needs and the Company's ability to compete in an increasingly global marketplace;

     (v) the Merger Agreement conditions the Company's obligations to consummate the Merger on the Company having obtained the opinion of a reputable investment banking firm satisfactory to the Company as to the fairness, from a financial point of view, of the Merger Consideration to be paid to the Company's shareholders. A copy of the written opinion of Daniels is attached hereto as Appendix B. Because the Board relied primarily on the Company's and Daniels' efforts to find the best transaction possible for the shareholders of the Company as discussed under "Background of the Merger," the Board did not require a fairness opinion or perform a detailed financial analysis of the Merger Consideration prior to approving the Merger Agreement. The Board required the fairness opinion as a condition to closing the Merger in order to confirm the conclusion it had reached before the Merger Agreement was signed;

     (vi) the historical market prices for the Common Shares, including the fact that the proposed purchase price for the Common Shares represents a premium of 23% over the $5.50 average daily closing price as quoted on the Nasdaq SmallCap Stock Market from January 1 to July 15, 1998 and a premium of 9.31% over the $6.19 closing price on June 5, 1998, the date of execution of the Merger Agreement. In addition, based on the results of the Company's and Daniels' efforts, the Board considered that no other buyer had been found to make any cash offer;

     (vii)the lack of liquidity in the market for the Common Shares (average daily trading volume of 17,969 shares from January 1, 1998 to July 15,
          1998) and the adverse consequences thereof for the Company and its shareholders;

    (viii)the agreement of a beneficial owner of 50.8% of the Common Shares (on a fully diluted basis) to approve the Merger;

     (ix) the terms of the Merger Agreement and the transactions contemplated thereby, including, among others, the right of the Company's Board of Directors to accept a proposal from another party and terminate the Merger Agreement, provided that the Parent would be entitled to a fee of $1.05 million in such event, representing the fee that would be due to ING by the Parent if it were to fail to close the transaction;

     (x)  the availability of dissenters' rights of appraisal in the Merger;

     (xi) the anticipated benefits of the Merger to the Company's employees and the community in which the Company operates. The Merger is expected to increase the liklihood that the Company will not lay off additional employees;

     (xii)the risk to the Company that the Parent might not consummate the Merger. The Merger Agreement conditions the Parent's obligations to consummate the Merger on either (A) a commitment letter from the Parent's lenders in the form delivered to and approved by the Company for $42 million to fund the Merger Consideration being in full force and effect and Douglas H. Hanson, president of Parent, having provided $7.8 million in debt or equity financing to the Parent, or (B) the Parent having executed a Purchase Agreement for the sale of more than $50 million of debt or equity securities in form and substance acceptable to the Company and with a purchaser acceptable to the Company. If either condition is not met, the Company is entitled to terminate the Merger Agreement and the Parent must pay to the Company $1.05 million in cash or, at the Parent's election, that number of shares of the Parent's common stock equal to $1.05 million divided by the "Fair Market Value" (as defined in the Merger Agreement) of such stock. Based on the foregoing, the Company's Board of Directors viewed as acceptable the risk that the Parent might not consummate the Merger;

    (xiii)the risk that the Common Stock could be delisted from NASDAQ. Shortly after execution of the Merger Agreement, the Company received an inquiry from NASDAQ regarding compliance with listing requirements. At the time, the Company did not meet NASDAQ's requirement for either $2 million of tangible net worth or $35 million of equity market capitalization. If the price per share of the Common Stock were to exceed $6.23, it would meet these requirements; however, if the price were to again fall below this amount, it would not, and could be delisted. NASDAQ has given the Company an extension until September 15, 1998 to complete the Merger or demonstrate compliance with the listing requirements or be delisted. Delisting of the Common Stock from NASDAQ could have an adverse effect on the stock price, because of reduced news coverage of the Company and significantly reduced investor interest; and

     (xiv)the fact that the Parent's proposal was superior to the two other indications of interest received by the Company, as discussed in "Background of the Merger."

In determining that the Company should be acquired, the Board of Directors did not assign relative weights to the above factors or determine that any factor was of specific importance relative to any other factor. In assessing the adequacy of the Merger Consideration, the Board relied primarily on the Company's and Daniels' efforts to find the best transaction available for the Company's shareholders. The receipt of the Daniels fairness opinion was obtained by the Board after the Merger Agreement was executed to corroborate the conclusions the Board had already reached as a result of such efforts. Consequently, the Board did not request Daniels to present to the Board a detailed factual analysis of its conclusions or to identify the comparable companies and transactions that it considered.

The Board considered the conflicts of interest presented by the matters discussed in "Interests of Certain Persons in the Merger" and determined that none of these potential conflicts of interest changed its view that the Parent's proposal should be pursued.

From the standpoint of the Parent and the Purchaser, the purposes of the Merger are to enable the Parent to acquire control of the Company and the entire common equity interest in the Company; diversify its telecommunications products and services offering; expand its geographical presence; increase its network size and sophistication; broaden its customer base and enhance its management team. The Parent regards the acquisition of the Company as an attractive opportunity to acquire a significant and well- established business. The Parent believes the increased scale of the combined businesses will enable the Parent to compete more effectively in the telecommunications business both domestically and internationally. The business of the Parent and the Company operate in similar markets and geographies and the Merger is expected to provide considerable synergies and enhance performance.

                                       OPINION OF FINANCIAL ADVISOR

  On November 26, 1997, the Company entered into an agreement engaging Daniels to act as the Company's exclusive representative for the purpose of identifying and seeking out prospective purchasers interested in entering into a transaction with the Company (the "Engagement Agreement"). On August 24, 1998, the Company entered into a separate agreement with Daniels (the "July Agreement") by which Daniels was engaged to render an opinion to the Board of Directors of the Company as to the fairness of the proposed Merger to the shareholders of the Company, from a financial point of view, based on the Merger Consideration being offered. No limitations have been imposed by the Company's Board upon Daniels regarding the investigation to be made or the procedures to be followed by Daniels in fulfilling its review of the Merger.

  THE FULL TEXT OF DANIELS' OPINION CONCERNING THE PROPOSED MERGER IS ATTACHED HERETO AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. DANIELS' OPINION SETS FORTH A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN. HOLDERS OF THE COMPANY'S STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY. DANIELS' OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE UPCOMING MEETING. THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In  rendering  its  opinion,   Daniels,  among  other  things,  performed  the
following:

      (1) Reviewed the following agreements relating to the proposed Merger: (a) the Merger Agreement, and related schedules thereto, (b) the Voting Agreement between Interwest Group, Inc. and the Parent, dated June 5, 1998, and (c) the Commitment Letter from ING Barings, et al., to the Parent, dated June 5, 1998, and the attached Summary Term Sheet, and certain amendment letters to the Commitment Letter, dated June 19, 1998 and June 24, 1998;

      (2) Reviewed a draft of the Proxy Statement of the Company, dated July 14, 1998;

      (3) Reviewed the following agreements and documents dated prior to the date of the Merger Agreement: (a) Convertible Promissory Note granted to Anschutz Company by the Company, dated March 20, 1998, (b) Employment Agreement between the Parent and John Couzens, dated June 3, 1998, (c) certain letters containing indications of interest and exhibits attached to such letters from various prospective purchasers, and (d) Research Report on the Company prepared by Neidiger Tucker Bruner, Inc., dated May 27, 1998;

      (4) Reviewed the annual report on Form 10-KSB for the fiscal year ended December 31, 1997, the Form 10-Q report dated March 31, 1998, and the Form 8-K report, dated June 10, 1998, all as filed with the Securities and Exchange Commission, as well as unaudited financial statements for the months of April and May of 1998 as prepared by management of the Company;

      (5) Reviewed the Company's budget for the nine months ended December 31, 1998;

      (6) Conducted discussions with certain members of senior management of both the Company and the Parent regarding the business and prospects of the respective companies;

      (7) Reviewed minutes of meetings of the Board of Directors of the Company which took place on May 31, 1998, March 31, 1997, September 23, 1997, March 15, 1998 and March 25, 1998, as well as minutes of an Executive Committee meeting which took place on November 21, 1997.

      (8) Compared the results of operations of the Company with those of certain companies which Daniels deemed to be reasonably similar to the Company;

      (9) Compared the proposed financial terms of the Merger contemplated by the Merger Agreement with the terms of certain other acquisitions which Daniels deemed to be relevant;

      (10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Daniels deemed necessary for purposes of its opinion.

In rendering its opinion, Daniels considered the recent liquidity problems experienced by the Company, its history of operating losses and its recent restructuring. Daniels also considered the results of its discussions with 55 parties in the telecommunications and information technologies industries regarding their potential interest in acquiring the Company. Of the 55 parties contacted beginning January 1998, 27 requested and received summary information regarding the Company. Of the 27 parties who received such information, 15 parties signed non-disclosure agreements and received additional confidential information regarding the Company. Five of these parties who received such additional information conducted initial due diligence meetings with Company management. Only one of these parties, Eltrax , indicated an interest in acquiring the Company, as discussed above.

The results of the three forms of market and financial analysis discussed above support Daniels' opinion attached hereto as Appendix B. These results are confirmed and further supported by the results of discussions concerning a potential acquisition of the Company conducted by Daniels and the Company's management with a total of 55 parties in the telecommunications and information technologies industries.

  Daniels is a leading investment banking and NASD brokerage firm that has specialized in advising communications businesses since 1958. Daniels is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, private placements, and valuations for corporate, estate and other purposes. On the basis of the expertise and experience of Daniels in the communications industry, the Company selected Daniels to analyze whether the Merger Consideration being offered to the Company's shareholders pursuant to the terms of the Merger Agreement is fair from a financial point of view to such shareholders.

  Pursuant to the terms of the July Agreement, upon the closing of the merger, Daniels will earn the right to receive cash compensation totalling $700,000. The Company has also agreed to indemnify Daniels and its partners, employees, agents, affiliates and controlling persons against certain expenses and liabilities in connection with its services rendered pursuant to both the Engagement Agreement and the July Agreement. Daniels has informed the Company that in rendering fairness opinions, Daniels employs an independent opinion review committee composed of seven senior officers of the firm; that this committee follows standardized processes and procedures to determine if a fairness opinion can be issued; that this process involves each member of the committee independently considering and discussing the results of the various forms of analysis that form the basis of the fairness opinion and voting on the issuance of such opinion; and that any compensation to be earned by Daniels as a result of a transaction is specifically not considered. Based on this, the Board of Directors concluded that it could rely on Daniels' opinion notwithstanding the potential conflict of interest created by Daniels' receipt of compensation only if the Merger is closed.

                                INTEREST OF CERTAIN PERSONS IN THE MERGER

  Certain existing and former members of the Company's management and Board (as well as other employees of the Company) have certain interests that are described below that may present them with actual or potential conflicts of interest in connection with the Merger.

Stock Options and Warrants

  Pursuant to the Merger Agreement, the Company agreed to use its best efforts to cause all outstanding options and warrants to purchase Common Shares to be converted by the Merger into the right to receive for each Common Share covered thereby a cash amount equal to the excess of the Merger Consideration over the option or warrant exercise price. All outstanding options that are currently not vested will become vested on consummation of the Merger. The executive officers and directors of the Company will receive net amounts in settlement of such options as follows:




                                                                 Value of Options    Number of Options
                                                                Vested As A Result   Vested As A Result
Name/Title                                                        of The Merger        of The Merger
----------                                                        -------------        -------------

John M. Couzens, President and CEO.............................            $ 50,560                40,000
Timothy Kershisnik, CFO........................................            $ 34,065                22,500
Timothy Griffin, Vice President of Sales and                               $ 44,100                25,000
Marketing......................................................
Mary Beth Loesch, Vice President of Operations ................            $155,700                75,000
Peter A. Guglielimi, Director..................................            $  2,146                 3,333
William J. Maxwell, Director...................................            $  4,630                 3,333

  In addition, Group will receive $67,200 in settlement of its warrants to purchase 63,158 Common Shares.

Couzens Agreement

 . The Purchaser entered into a letter agreement (the "Couzens Agreement") with John M. Couzens, President of the Company, to serve as President and Chief Operating Officer of the Parent and the Company and as a director. The Couzens Agreement provides for an annual base salary of $150,000 and a grant of an option to acquire 200,000 shares of the Parent's common stock with an exercise price of $9.125, the price on the date the Merger Agreement was signed. The closing price of the Parent's common stock on August 17, 1998 was $14.25. The Couzens Agreement also provides that if Mr. Couzens is terminated within the first year of his employment, he will receive a severance payment of one year's salary, subject to non-competition and other restraints.

Voting Agreement

Group agreed to vote all the voting securities of the Company owned by it (A) in favor of the Merger and adoption of the Merger Agreement, (B) against any business combination proposal or other matter that may interfere or be inconsistent with the Merger or the Merger Agreement, at any meeting of shareholders of the Company and any adjournment or adjournments thereof and (C) except with the Parent's approval, against any amendment to the articles of incorporation or bylaws of the Company.

Directors' and Officers' Indemnification

Pursuant to the Merger Agreement, for a period of six years after the Effective Date, the Surviving Corporation must cause to be maintained in effect (i) the current provisions regarding elimination of liability of directors and indemnification of officers, directors and employees contained in the articles of incorporation and by-laws of the Company and (ii) the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Date.

Anschutz Note

In March 1998 the Company borrowed $1,600,000 from Anschutz Company, an affiliate of Group, and issued to Anschutz Company a Convertible Promissory Note dated March 20, 1998 in the original principal amount of $1,600,000 and due March 19, 1999 (the "Anschutz Note"). As permitted by the Merger Agreement, the Company has amended the Anschutz Note to provide that (i) if the Parent shall have obtained debt financing at or before the

Effective Time in the aggregate principal amount greater than $50,000,000, then such note shall be due at the Effective Time and (ii) if the Parent shall have obtained debt financing in the aggregate principal amount greater than $50,000,000 after the Effective Time but before March 19, 1999, then such note shall be due on closing of such financing. Messrs. Slater, Liebhaber and Ortiz, directors of the Company, are affiliates of Group and Anschutz Company. It is a condition to closing under the Merger Agreement that if the Parent shall have obtained debt financing at or before the closing in the aggregate principal amount greater than $50million in one transaction or a series of related transactions, then the Anschutz Note must be paid in full.


                                         STRUCTURE OF THE MERGER

  In the Merger, each outstanding Common Share not held, directly or indirectly, by the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent, or the Company, will be converted into the right to receive the Merger Consideration in cash, without interest. Each share of common stock of the Purchaser issued and outstanding immediately prior to the Effective Time will be converted into and become one Common Share of the Company in the Merger. The Company will thereupon become a wholly-owned subsidiary of the Parent and the Parent will own the entire common equity interest in the Company.

  The acquisition of the Common Shares is structured as a cash merger, with the Company as the Surviving Corporation, to ensure that the Parent will acquire all outstanding Common Shares from all public holders thereof without materially disrupting the Company's operations.


                                    ACCOUNTING TREATMENT OF THE MERGER

  The Merger will be accounted for under the "purchase" method of accounting, whereby the purchase price for the Company will be allocated to the identifiable assets and liabilities of the Company and its subsidiaries based on their respective fair values.


                                      CERTAIN EFFECTS OF THE MERGER

  If the Merger is consummated, holders of Common Shares will not have an opportunity to continue their common equity interest in the Company as an ongoing operation and therefore will not have the opportunity to share in its future earnings and potential growth, if any.


                                  FEDERAL TAX CONSEQUENCES OF THE MERGER

  The Company, based on advice of its counsel, Holme Roberts & Owen LLP, is providing the following summary of the principal federal income tax consequences of the Merger to holders of Common Shares and options or warrants to acquire Common Shares. The discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury
Regulations ("Regulations") and public administrative and judicial interpretations of the Code and Regulations, all of which are subject to change, which changes could be applied retroactively.

  This discussion of tax consequences is for general information only. This discussion assumes that the Common Shares, options and warrants are held for investment as a capital asset. The tax consequences to a particular holder of such assets will depend on the holder's particular facts and circumstances, and this discussion may not apply to particular categories of holders subject to special treatment under the Code; for example (but not limited to), foreign persons, retirement plans, regulated investment companies, holders of Section 1202 small business stock, holders of compensatory stock, options or warrants, and dealers in securities. This summary does not discuss any aspects of state, local, foreign or other tax laws. The discussion assumes that the Company is not a collapsible corporation under section 341 of the Code. This discussion of tax consequences does not address the tax consequences likely applicable to foreign holders of Common Shares, options or warrants, and such holders should consult their own tax advisors regarding the potential applicability of withholding taxes to receipt of Merger Consideration. Further, in order to avoid withholding taxes, even a non-foreign holder of Common Shares may be required to demonstrate that such holder of Common Shares is an exempt recipient under applicable withholding provisions of the Code and Regulations.

Tax Consequences Applicable to Holders of Common Shares.

  The receipt of cash in payment for the value of Common Shares (whether received as Merger Consideration or as a result of an appraisal demand) generally will be a taxable sale for federal income tax purposes. In general, a holder of Common Shares will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received for the value of the Common Shares and the holder's adjusted tax basis in such Common Shares. In general, a holder's "adjusted tax basis" is the cost expended to purchase such Common Shares, although there are numerous special circumstances that result in the application of special rules for determining adjusted tax basis (e.g. a carryover basis in the case of certain stock acquisitions, a stepped up basis to date of death fair market value in the case of certain stock acquired through a taxable estate, and inclusion of taxable compensation value in the case of stock acquired as compensation).

  Provided the Common Shares constitute capital assets in the hands of the holder thereof, such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if, on the date of the sale pursuant to the Merger, the Common Shares were held for more than one year. Long-term capital gain realized by individuals, estates or trusts with respect to Common Shares is generally taxed at a maximum federal income tax rate of 20%, except that the maximum federal income tax rate is 10% with respect to income that would otherwise be in the 15% marginal federal income tax bracket. State and local taxes are in addition to the federal income tax, and often do not provide any special tax rates for long-term capital gains. If a shareholder realizes a long-term capital loss on the sale of the Common Shares, the deduction of the capital loss may be limited under the Code. For example, the deduction of long-term capital losses for individuals is generally limited to the amount of the capital gains generated during the tax year plus $3,000.

Tax Consequences Applicable to Holders of Options and Warrants.

  In general, pursuant to separate communications made by the Company to holders of outstanding options and warrants, these holders may either: (i) convert the option or warrant into Common Shares in advance of the Merger, and then will be treated in the same manner as other holders of Common Shares in the Merger, (ii) receive a cash payment upon or after closing of the Merger, whether in connection with a conversion of the option or warrant or in consideration of cancellation of the option or warrant, equal to the excess of the Merger Consideration attributable to the Common Shares underlying the option or warrant over the option or warrant exercise price, or (iii) retain the option or warrant, which in many cases will result in expiration of the option or warrant. If the option or warrant is converted into Common Shares in advance of the Merger, the tax consequences of the Merger with respect to the Common Shares generally would be as outlined above, with the acknowledgment that the holder of such Common Shares would not have a holding period longer than one year and any resulting gain or loss would therefore be a short-term gain or loss. If the option or warrant is terminated or converted into a right to receive cash, then the holder of such option or warrant is likely to be taxable on the difference between the amount of the cash received and the adjusted tax basis of the holder in the option or warrant, if any. The character of the gain would depend on the facts and circumstances of the acquisition of the option or warrant.

  However, the foregoing discussion does not necessarily address the special tax treatment applicable to holders of certain warrants and options issued to employees as compensation. In the case of nonqualified options issued as compensation, the exercise of such options in advance of the Merger will trigger compensation income, subject to wage withholding, equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. The adjusted tax basis in the Common Shares received as a result of the exercise of the option is generally equal to the exercise price plus the amount of compensation reported as taxable income on the exercise. The receipt of cash upon conversion or termination of the option will also constitute compensation income, subject to wage withholding.

  In the case of holders of incentive stock options, the exercise of the incentive stock option will not immediately result in any recognition of taxable income. However, the receipt of the Merger Consideration will result in a "disqualifying disposition" of the stock received on exercise of the incentive stock option. Accordingly, the net amount realized with respect to the incentive stock option will generally be treated as compensation income to the extent of the excess of the fair market value of the stock on the date the incentive stock option was exercised (or, if less, the Merger Consideration) over the exercise price. The compensation income is not subject to withholding. Any net amount realized in excess of the compensation amount will be taxed as short-term capital gain.

  THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL THE POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, HOLDERS OF COMMON SHARES, OPTIONS AND WARRANTS ARE URGED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM UNDER FEDERAL, STATE, LOCAL OR OTHER TAX LAWS AND THE EFFECT OF ANY CHANGE IN THE APPLICABLE TAX LAWS SINCE THE DATE HEREOF.


                                           THE MERGER AGREEMENT

  Set forth below is a description of the principal terms of the Merger Agreement which are of continuing applicability. This description is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A hereto and is incorporated herein by this reference.

  General. The Merger Agreement provides that, subject to the terms and conditions thereof, the Purchaser shall be merged with and into the Company, which shall be the Surviving Corporation, on the Effective Date. Pursuant to the Merger, (i) the Amended and Restated Certificate of Incorporation of the Purchaser will be the Amended and Restated Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law, and (ii) the By-laws of the Purchaser will be the By-laws of the Surviving Corporation until thereafter amended. The directors of the Purchaser on the Effective Date will become the directors of the Surviving Corporation until their respective successors are duly elected and qualified. The officers of the Company on the Effective Date will continue as the officers of the Surviving Corporation, to serve in accordance with the By-Laws thereof until their respective successors are duly elected and qualified. The Merger will have the effects set forth in the CBCA.

  Conversion of Common Shares. The Merger Agreement provides that each outstanding Common Share (other than Common Shares which are held by the Company as treasury shares, all authorized and unissued Common Shares and any Common Shares owned by the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent and Common Shares held by shareholders who exercise their statutory dissenters' rights as described below) will be converted into the right to receive the Merger Consideration.

  The Merger Agreement provides that each issued and outstanding share of capital stock of the Purchaser shall be converted into one validly issued, fully paid and non-assessable Common Share of the Surviving Corporation.

  The Merger Agreement provides that any issued and outstanding Common Shares ("Dissenting Shares") held by a Dissenting Shareholder shall not be converted as described above but shall become, at the Effective Date, by virtue of the Merger and without any further action, the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the CBCA; provided, however, that Common Shares outstanding immediately prior to the Effective Date and held by a Dissenting Shareholder who shall, after the Effective Date, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the CBCA, shall be deemed to be converted as of the Effective Date, into the right to receive the Merger Consideration. The Merger Agreement provides that the Company will not, without the prior written consent of the Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any demands by Dissenting Shareholders.

  Shareholders'  Meeting.  Pursuant  to the Merger  Agreement,  the  Company has
agreed to take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws, as amended, to convene a meeting of the holders of the Common Shares as promptly as practicable to consider and vote upon the adoption of the Merger Agreement. The Company has agreed that in this Proxy Statement, the Company will, through its Board, recommend that the holders of the Common Shares adopt the Merger Agreement, except to the extent that the Board of Directors will have withdrawn or modified its approval or recommendation of the Merger Agreement after determining that it has a duty in the proper discharge of its fiduciary responsibilities under applicable law to withdraw or modify such approval or recommendation.

  Interim Operations of the Company. In the Merger Agreement, the Company has agreed that, except as expressly provided in the Merger Agreement or consented to in writing by the Parent, prior to the Effective Date, (i) the businesses of the Company and its subsidiaries will be conducted only in the ordinary and usual course of business and (ii) the Company will not (A) (1) increase the compensation payable to or to become payable to any director or executive officer, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice; (2) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its subsidiaries as in effect on the date of the Merger Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (3) establish, adopt or enter into any new employee benefit plan or arrangement; or (4) except as may be required by applicable law and actions that are not inconsistent with the provisions of the Merger Agreement, amend, or take any other actions (other than the acceleration of vesting or waiving of performance criteria permitted pursuant to the employee benefit plans upon a change in control of the Company) with respect to, any of the Company's employee benefit plans; (B) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a subsidiary to the Company or another subsidiary; (C)
(1) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options or warrants in accordance with their terms); (2) effect any reorganization or recapitalization; or (3) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; (D) (1) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted for the issuance of shares upon the exercise of stock options outstanding as of the date of the Merger Agreement), the exercise of warrants or the exercise of options under the Company's stock option plans; or (2) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; (E) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business) in each case which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole; (F) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions in the ordinary course of business and consistent with past practice; (G) adopt or propose to adopt any amendments to its Articles of Incorporation or By-Laws which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by the Merger Agreement; (H) incur any obligation for borrowed money or purchase money indebtedness in excess of $25,000, whether or not evidenced by a note, bond, debenture or similar instrument; (I) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) in excess of $25,000 that provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements or contracts existing on the date hereof unless such arrangement is entered into in the ordinary course of business; or (J) agree in writing or otherwise to do any of the foregoing.

  No Solicitation. In the Merger Agreement, the Company has agreed that the Company will not solicit, initiate or knowingly encourage any inquiries, discussions or negotiations with any person (other than the Purchaser or the Parent) concerning any Acquisition Proposal (as defined below) or solicit, initiate or knowingly encourage any effort or attempt by any other person to do, make or seek an Acquisition Proposal or, unless required in order for the Board to comply with its fiduciary responsibilities, with a view to pursuing an Acquisition Proposal with such person, engage in discussions or negotiations with or disclose any nonpublic information relating to the Company or any of its subsidiaries to such person or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any investment banker, financial adviser, attorney, accountant or other representative retained by the Company or any of its subsidiaries to take any such action. The Company has agreed to immediately communicate to the Parent in writing the terms of any Acquisition Proposal which it may receive and to not accept any such Acquisition Proposal unless the Parent has had three days notice of such Acquisition Proposal and its terms. As used in the Merger Agreement, "Acquisition Proposal" means any bona fide written proposal or offer from a third party relating to (i) the acquisition or purchase of all or substantially all of the assets of, or more than a 50% equity interest (including any Common Shares theretofore acquired) in the Company, (ii) a merger, consolidation or similar business combination with the Company or (iii) a tender or exchange offer for the Company conditioned on ownership of more than 50% of the outstanding Common Shares following such tender or exchange offer.

  Representations and Warranties. In the Merger Agreement, the Company has made customary representations and warranties to the Parent and the Purchaser with respect to, among other things, its organization, authorization, capitalization, potential conflicts, change of control provisions in contracts, public filings, information in this Proxy Statement, compliance with laws and litigation. None of the representations and warranties in the Merger Agreement will survive the Effective Date of the Merger.

  Conditions to the Merger. Pursuant to the terms of the Merger Agreement, the obligations of each party to effect the Merger are subject to the fulfillment at or prior to the Effective Date of the following conditions: (i) the holders of the Common Shares must have duly approved the Merger; (ii) no preliminary or permanent injunction or other order by a court of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction lifted); and (iii) no action shall have been taken nor shall any statute, rule or regulation have been enacted by the government of the United States or any state thereof that makes the consummation of the Merger illegal in any material respect. The obligations of the Purchaser and the Parent to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions: (i) the representations and warranties of the Company set forth in the Merger Agreement must be true and correct in all material respects on the Effective Date (or on such other date specified in the Company's representations in the Merger Agreement) with the same force and effect as though made on and as of such date, and the Purchaser and the Parent must have received a certificate to that effect from the Chief Executive Officer and the Treasurer of the Company; (ii) all of the covenants and agreements of the Company to be performed or complied with pursuant to the Merger Agreement prior to the Effective Date must have been duly performed and complied with in all material respects, except for any such failure that would not have a Company Material Adverse Effect (as defined in the Merger Agreement), and the Purchaser and the Parent must have received a certificate to that effect from the Chief Executive Officer and the Treasurer of the Company; (iii) holders of no more than 10% of the Common Shares, in the aggregate, shall have filed with the Company written objections to the Merger and made written demands for payment of the fair value of their shares in the manner permitted by the CBCA; (iv) all of the Directors of the Company on the Effective Date must have resigned; (v) since the date of the Merger Agreement, there shall have been no material adverse effect on the Company; (vi) the Company shall have received an opinion from a reputable investment banking firm satisfactory to the Company as to the fairness, from a financial point of view, of the Merger Consideration to be paid to the Company's shareholders; and (vii) the Purchaser shall have received from Interwest Group, Inc. an irrevocable proxy in the form attached to the Merger Agreement. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions: (i) the representations and warranties of the Purchaser and the Parent set forth in the Merger Agreement shall be true and correct in all material respects on the Effective Date (or on such other date specified in the Parent's or the Purchaser's representations in the Merger Agreement) with the same force and effect as though made on and as of such date, and the Company shall have received certificates to that effect from the Chief Executive Officer and the Treasurer of the Parent and the President of the Purchaser; (ii) all of the covenants and agreements of the Purchaser and the Parent to be performed or complied with pursuant to the Merger Agreement prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company shall have received certificates to that effect from the Chief Executive Officer and the Treasurer of the Parent and the President of the Purchaser;
(iii) either (A) the commitment letter dated June 5, 1998 from ING Barings (U.S.) Capital Corporation et al. to Parent in the form delivered to and approved by the Company for $42 million to fund the acquisition of Common Shares hereunder (the "Commitment") shall remain in full force and effect and shall be funded and Douglas H. Hanson shall have provided $7,800,000 in debt or equity financing to the Purchaser, or (B) the Parent shall have executed a Purchase Agreement for the sale of more than $50 million of debt or equity securities in form and substance acceptable to the Company and with a purchaser acceptable to the Company and all the conditions to closing the transactions contemplated by such Purchase Agreement (other than conditions that, by their terms, cannot be satisfied until such closing) set forth in such Purchase Agreement shall have been satisfied or waived, and (iv) if the Parent shall have obtained debt financing at or before the closing of the Merger in the aggregate principal amount greater than $50,000,000 in one transaction or a series of related transactions, then the Anschutz Note must have been paid in full.

  Termination. The Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after approval by the shareholders of the Company, if required, (i) by mutual consent of the Parent and the Board; (ii) by the Parent or the Company if the Merger shall not have been consummated on or before September 15, 1998, which date may be extended by mutual agreement of the Boards of Directors of the Company and the Parent; (iii) by the Company if, prior to the Effective Date, the Company, its Board or its shareholders shall receive an Acquisition Proposal and the Board determines that it has a duty in the proper discharge of its fiduciary responsibilities under applicable law to consider such other proposal or offer, and then such Board either (A) accepts such proposal or offer, (B) recommends to the shareholders acceptance of such proposal or offer or (C) in the case of a tender or exchange offer, takes no position with respect thereto and all conditions (other than terminating the Merger Agreement) of such tender or exchange offer have been satisfied, in which event the Merger Agreement shall be terminated without any liability to the Company or the Company's Board as a result of such termination except as otherwise provided below; (iv) by the Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement or if any representation or warranty of the Company shall have become untrue and such breach or untruth shall have caused a Company Material Adverse Effect or if the directors of the Company shall not have resigned on the Effective Date; (v) by the Company upon (A) a breach of any material representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement or if any representation or warranty of the Parent shall have become untrue and such breach or untruth shall have caused a Parent Material Adverse Effect (as defined in the Merger Agreement), (B) the Commitment ceasing to be in full force and effect or not being funded or Douglas
H. Hanson not having provided $7,800,000 in debt or equity financing to the Parent (unless the Parent shall have executed a satisfactory Purchase Agreement for the sale of more than $50 million of debt or equity securities) or (C) if the Parent shall have obtained debt financing at or before the Closing in the aggregate principal amount greater than $50,000,000, then the Anschutz Note not having been paid in full. If the Merger Agreement is terminated pursuant to
(iii) or (iv) above, the Company shall pay to Parent $1,050,000 in cash. If the Merger Agreement is terminated pursuant to (v) above, the Parent shall pay to the Company $1,050,000 in cash or, at the Parent's election, that number of shares of the Parent's common stock equal to $1,050,000 divided by the "Fair Market Value" (as defined below) of such stock. The "Fair Market Value" of the Parent's common stock shall be the average closing price of the stock reported by NASDAQ for the 15 trading days after announcement of such termination. If the Parent elects to deliver shares of stock pursuant to this provision, it must file at its expense a registration statement with respect to any such shares under the Securities Act of 1933 within 15 days after termination by the Company of the Merger Agreement, must use its best efforts to have such registration statement be declared effective and to keep it effective for not less than two years and must indemnify the Company and its affiliates pursuant to an indemnity agreement typical of a registration rights agreement.

  Amendment. The Merger Agreement may be amended by the parties thereto, by action taken by the respective Boards of Directors of the Purchaser, the Parent and the Company, at any time before or after approval hereof by the holders of Common Shares, but, after any such approval, no amendment shall be made which changes the Merger Consideration without the further approval of such holders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.


                                      REGULATORY AND OTHER APPROVALS

  Except for the filing of the Articles of Merger with the Secretary of State of the State of Colorado, there are no federal or state regulatory requirements which remain to be complied with in order for the Merger to be consummated in accordance with the terms of the Merger Agreement.


                                            DISSENTERS' RIGHTS

  Pursuant to Article 113 of the CBCA, each shareholder has the right and is entitled to dissent from the consummation of the Merger and receive payment of the fair value of the Common Shares owned by any such shareholder ("Dissenters' Rights"). In the event a shareholder elects to exercise Dissenters' Rights, such shareholder must comply with the applicable procedures set forth in Sections 7-113-201 through 7-113-209 of the CBCA, as summarized below, in order to receive payment of the fair value of any Common Shares. In compliance with
Section 7-113-201 of the CBCA, a copy of Article 113 of the CBCA is set forth in its entirety in Appendix E to this Proxy Statement.

  THE FOLLOWING IS ONLY A SUMMARY OF THE PROCEDURES FOR DISSENTING SHAREHOLDERS PRESCRIBED BY SECTIONS 7-113-101 THROUGH 7-113-302 OF THE CBCA AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF ARTICLE 113 OF THE CBCA AS SET FORTH IN APPENDIX E TO THIS PROXY STATEMENT.

  Section 7-113-102 of the CBCA provides that each record or beneficial shareholder of the Company is entitled to dissent from the Merger and demand payment of the fair value of the shares of Common Stock owned by such shareholder. In accordance with Section 7-113-202 of the CBCA, in order for a shareholder to exercise Dissenters' Rights, such shareholder must, prior to the taking of the vote of the shareholders on the Merger, deliver to the Company written notice of such shareholder's intent to demand payment for shares in the event the Merger is approved and shall not vote such shareholder's shares in favor of the Merger.

  In accordance with Section 7-113-203 of the CBCA, within ten days after the Merger is effected, the Company must deliver a written dissenter's notice ("Dissenter's Notice") to all shareholders who satisfy the requirements of
Section 7-113-202 of the CBCA. The Dissenter's Notice must state that the Merger was authorized and the effective date of the Merger, set forth the address at which the Company will receive payment demands and where stock certificates shall be deposited, supply a form for demanding payment, which form shall request an address from the dissenting shareholder to which payment is to be made, and set the date by which the Company must receive the payment demand and stock certificates, which date shall not be less than 30 days after the date the Dissenter's Notice was delivered. Furthermore, the Dissenter's Notice may require that all beneficial shareholders, if any, certify as to the assertion of Dissenters' Rights, and be accompanied by Article 113 of the CBCA.

  Pursuant to Section 7-113-204 of the CBCA, a shareholder receiving the Dissenter's Notice must demand payment in writing and deposit such shareholder's stock certificates in accordance with the terms of the Dissenter's Notice. A shareholder who does not comply with the foregoing requirements is not entitled to the fair value of such shareholder's shares under Article 113 of the CBCA.

  Upon the later of the  effective  date of the  Merger,  or upon  receipt  of a demand for payment by a dissenting shareholder, the Company must pay each dissenting shareholder who complies with Section 7-113-204 the amount the Company estimates to be the fair value of such shares, plus accrued interest in accordance with Section 7-113-206 of the CBCA. The payment must be accompanied by (i) the Company's balance sheet as of the fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of change in shareholders' equity for that year, and the latest available interim financial statement; (ii) a statement of the Company's estimate of the fair value of the shares; (iii) an explanation by the Company of how the interest was calculated; (iv) a statement of the dissenting shareholder's right to demand payment under Section 7-113-209 of the CBCA; and
(v) a copy of Article 113 of the CBCA.

  In the event a dissenting shareholder is dissatisfied with the Company's payment or offer of payment, such dissenting shareholder, pursuant to Section 7-113-209 of the CBCA, may notify the Company in writing within 30 days after the Company makes or offers to pay each dissenting shareholder, of such shareholder's own estimate of the fair value of such shares and the amount of interest due, and demand payment of such shareholder's estimate, less any payment already made by the Company under Section 7-113-206, or reject the Company's offer under Section 7-113-208 and demand payment for the fair value of the shares and interest due. A dissatisfied dissenting shareholder may effect the foregoing if: (i) the dissenting shareholder believes that the amount paid or offered is less than the fair value of the shares or that the interest due is incorrectly calculated; (ii) the Company has failed to make payment within 60 days after the date set for demanding payment; or (iii) the Company does not return the deposited stock certificates within the time specified by Section 7-113- 207 of the CBCA. In the event a demand for payment under Section 7-113-209 remains unresolved, the Company may commence a court proceeding to determine the fair value of the shares and accrued interest within 60 days after receiving the payment demand from a dissenting shareholder.

                                 MARKET PRICES OF AND DIVIDENDS ON STOCK

  The Common Shares are traded on the NASDAQ Small-Cap Market under the symbol "INCC." The following table represents the range of high and low bid prices in dollars for the Company Common Stock for the eight fiscal quarters ended June 30, 1998:


                                              Quarter Ended

         Oct-31-96                  Jan-31-97                  Apr-30-97                Jul-31-97

     High          Low          High          Low          High          Low          High        Low
     ----          ---          ----          ---          ----          ---          ----        ---
     6.81         5.00          6.88         4.88          5.56         4.13          8.88        4.63


                                              Quarter Ended

         Oct-31-97                  Dec-31-97                  Mar-31-98                Jun-30-98

     High          Low          High          Low          High          Low          High        Low
     ----          ---          ----          ---          ----          ---          ----        ---
     9.50         7.31          8.00         4.56          6.31         4.25          8.75        4.50

  On June 5, 1998, the last full day before the public announcement of the Purchaser's intention to acquire the Common Shares, the closing sale price per Common Share on the Nasdaq National Market was $6.1875. On August 17, 1998, the closing bid price per Common Share on the Nasdaq National Market was $6.625 per Common Share. Shareholders are urged to obtain current market quotations for the Common Shares.

  The Company has paid no cash dividends on its Common Stock and has no present intention of paying cash dividends in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the growth of the Company. Payment of cash dividends in the future will depend upon, among other things, the Company's future earnings, requirements for capital improvements and financial condition. Current loan agreements require lender approval of dividend payments.

                           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                                MANAGEMENT

  The following table sets forth certain information as of the Record Date with respect to each director and executive officer, each person who is known to the Company to be the beneficial owner of more than five percent of the Common Shares, and all directors and executive officers as a group.


                                         Amount of
                                        Beneficial           Percent of
                                         Ownership              Class

JOHN M. COUZENS (1).............            66,797               1.2%
President and Drector
7100 E. Belleview Ave.
Suite 201
Greenwood Village, CO 80111

THOMAS C. GALLEY (2)............           756,178              13.8%
Director
7100 E. Belleview Ave.
Suite 201
Greenwood Village, CO 80111

PETER A. GUGLIELMI (3)..........             9,861                  *
Director
4951 Indiana Avenue
Lisle, IL 60532

WILLIAM J. MAXWELL (4)..........             5,439                  *
Director
500 18/th/ Avenue, NE
Suite 2600
Bellevue, WA 98004

CRAIG D. SLATER (5).............         2,875,519              50.8%
Director
555 17/th/ St.
Suite 2400
Denver, CO 80202

ROBERT L. SMITH.................                --                  *
Director
7100 E. Belleview
Suite 201
Greenwood Village, CO 80111

REYNALDO U. ORTIZ (6)...........         2,873,568              50.8%
Director
555 17/th/ St.
Suite 2400 Denver, CO 80202

RICHARD LIEBHABER (7)...........         2,873,568              50.8%
Director
555 17/th/ St. Suite
2400 Denver, CO 80202

                                         Amount of
                                        Beneficial           Percent of
                                         Ownership              Class

T. TIMOTHY KERSHISNIK (8).......           7,500                  *
Chief Financial Officer
7100 E. Belleview Ave.
Suite 201
Greenwood Village, CO 80111

MARY BETH LOESCH (9)................        26,000                  *
Vice President - _____________
7100 E. Belleview Ave.
Suite 201
Greenwood Village, CO 80111


TIM GRIFFIN (10)....................        25,000                  *
Vice President - _____________
 7100 E. Belleview Ave.
Suite 201
Greenwood Village, CO 80111

INTERWEST GROUP, INC. (11)..........     2,873,568              50.8%
555 17th St.
Suite 2400
Denver, CO 80202

ALL DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP (12).....................     3,772,294              65.8%

*Less than one percent.

(1) Share ownership includes 36,797 shares and an option to purchase 70,000 shares of which 30,000 is presently exercisable.

(2) Share ownership includes 379,177 shares of Company Common Stock owned beneficially and of record, 132,358 shares owned beneficially by virtue of his wife's ownership of said shares and 244,643 shares owned beneficially and of record in joint tenancy with his wife.

(3) Share ownership includes 1,194 shares and an option to purchase 12,000 shares of which 8,667 is presently exercisable.

(4) Share ownership includes 2,105 shares and an option to purchase 10,000 shares of which 3,334 is presently exercisable.

(5) Mr. Slater is a director of Group. However, Mr. Slater disclaims beneficial ownership of all shares except 1,951 shares which he owns beneficially and of record.

(6) Mr. Ortiz is a director of a subsidiary of Anschutz Company. Anschutz is the sole shareholder of Group. Mr. Ortiz disclaims beneficial ownership of all shares held by Group.

(7) Mr. Liebhaber is a director of a subsidiary of Anschutz Company. Anschutz is the sole shareholder of Group. Mr. Liebhaber disclaims beneficial ownership of all shares held by Group.

(8) Consists of an option to purchase 30,000 shares of which 7,500 is presently exercisable.

(9) Share ownership includes 1,000 shares of Company Common Stock owned beneficially and of record and an option to purchase 100,000 shares of which 25,000 is presently exercisable.

(10) Share ownership includes an option to, purchase 50,000 shares of which 25,000 is presently exercisable.

(11) Share ownership includes 2,810,410 shares of Company Common Stock owned beneficially and of record and warrants to purchase 63,158 shares. Philip
       F. Anschutz, the sole shareholder of Anschutz Company, the corporate parent of Group, 555 17th Street, Suite 2400, Denver, Colorado 80202, exercises sole voting and dispositive control over these shares. The number of shares listed does not include 376,471 Common Shares which Anschutz Company would receive upon conversion of its $1.6 million convertible promissory note due March 1999. The note includes a conversion clause which allows conversion if the note is not paid when due and carries a conversion price of $4.25 per share. In the case of conversion, as Anschutz Company is the corporate parent of Group, the ownership position of Group would increase by 376,471 shares.
(12) Represents 12 persons as of August 24, 1998. Share ownership includes 2,875,519 shares reported in the table with respect to Messrs. Slater, Liebhaber and Ortiz, who disclaim beneficial ownership of all such shares shares, except that Mr. Slater acknowledges beneficial ownership of 1,951 of such shares.

                                      INDEPENDENT PUBLIC ACCOUNTANTS

  It is expected that representatives of KPMG Peat Marwick LLP will be present at the Meeting and available to answer questions.

                                         SHAREHOLDERS' PROPOSALS

  If the Merger is not consummated, any proposals of holders of Common Shares intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 1999 must have been received by the Company, addressed to the Secretary at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111, no later than January 19, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

APPENDIX A

                            AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of June 5, 1998 (this "Agreement") by and among ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation ("Purchaser"), INTERNET ACQUISITION CORPORATION, a Colorado corporation and wholly-owned subsidiary of Purchaser ("Acquisition"), and INTERNET COMMUNICATIONS CORPORATION, a Colorado corporation (the "Company"). (Acquisition and the Company are hereinafter collectively referred to as the "Constituent Corporations.")

     WHEREAS, the Board of Directors of each Constituent Corporation believes that the merger of Acquisition with and into the Company (the "Merger") is in the best interests of such Constituent Corporation and its shareholders; and

     WHEREAS,   Purchaser  and  the  Boards  of  Directors  of  the  Constituent
Corporations (a) desire to enter into this Agreement and (b) have approved the Merger, all upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the parties entered into an Agreement and Plan of Merger dated as of June 5, 1998 and now wish to amend and restate the same.

     NOW, THEREFORE, the parties hereto agree as follows:

                                                ARTICLE I
                                                THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, on the Effective Date, Acquisition shall be merged with and into the Company, which shall be the surviving corporation (the Company in such capacity being hereinafter sometimes called the "Surviving Corporation"). From and after the Effective Date, the status, rights and liabilities of, and the effect of the Merger on, each of the Constituent Corporations in the Merger and the Surviving Corporation shall be as provided in Section 7-111-106 of the Colorado Business Corporation Act ("CBCA").

     Section 1.2 Consummation of the Merger. As soon as practicable (but in any event within ten` business days) after the receipt of approval by the Company's shareholders and satisfaction of the other conditions hereinafter set forth, the parties hereto shall cause the Merger to be consummated by the approval and filing with the Secretary of the State of Colorado of articles of merger in such form as required by and executed in accordance with the relevant provisions of applicable law (the time of such filing being the "Effective Date").

                                                ARTICLE II
                                  ARTICLES OF INCORPORATION AND BY-LAWS
                                       OF THE SURVIVING CORPORATION

     Section 2.1 Articles of  Incorporation.  The Articles of  Incorporation  of
Acquisition in effect on the Effective Date shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law.

     Section 2.2 By-Laws. The By-Laws of Acquisition in effect on the Effective Date shall be the By-Laws of the Surviving Corporation, until thereafter amended as provided by law and the Surviving Corporation's Articles of Incorporation.

     Section 2.3 Officers and Board of Directors. The directors of Acquisition on the Effective Date shall become the directors of the Surviving Corporation until their respective successors are duly elected and qualified. The officers of the Company on the Effective Date shall continue as the officers of the Surviving Corporation, to serve in accordance with the ByLaws thereof until their respective successors are duly elected and qualified.

                                               ARTICLE III
                                           CONVERSION OF SHARES

     Section 3.1 Conversion of Shares. As of the Effective Date, by virtue of the Merger and without any action on the part of Purchaser, Acquisition, the Company or the holders of any securities of the Company:

          (a) All outstanding shares of the Company's common stock (the "Shares") which are held by the Company as treasury shares, all authorized and unissued Shares and any Shares owned by Purchaser, Acquisition or any other direct or indirect subsidiary of Purchaser, shall be canceled.

          (b) Each other outstanding Share (other than Shares held by Dissenting Shareholders (as defined in Section 3.3)) shall be converted into the right to receive $6.764 (the "Merger Consideration").

          (c) Each issued and outstanding share of capital stock of Acquisition shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

     Section 3.2 Payment for Shares. The Purchaser shall authorize one or more persons to act as paying agent in connection with the Merger (the "Paying Agent"). As soon as practicable after the Effective Date, the Purchaser shall deposit the Merger Consideration with the Paying Agent, in trust for the benefit of holders of Shares. As soon as practicable after the Effective Date, the Paying Agent shall distribute to each former holder of Shares, upon surrender to the Paying Agent of the certificate or certificates which immediately prior to the Effective Date represented such outstanding Shares, for cancellation, the aggregate amount of cash into which such holder's Shares shall have been converted in the Merger. Until so surrendered, each certificate, which immediately prior to the Effective Date represented outstanding Shares, shall represent solely the right to receive, upon surrender, the aggregate amount of cash into which the Shares represented thereby shall have been converted and such shares shall not be entitled to any other rights with respect to the Company. No interest shall accrue or be paid on the cash payable upon the surrender of the certificate or certificates. The Paying Agent shall pay as soon as practicable after the Effective Date the amounts due in respect of the outstanding stock options granted by the Company (the "Outstanding Options") referred to in Section 6.6.

     Section 3.3 Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of capital stock of the Company held by a shareholder who has not voted in favor of nor consented to the Merger and who complies with all the provisions of the CBCA concerning the right of holders of such stock to dissent from the Merger and require appraisal of their shares (a "Dissenting Shareholder"), shall not be converted as described in Section 3.1 but shall become, at the Effective Date, by virtue of the Merger and without any further action, the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the CBCA; provided, however, that Shares outstanding immediately prior to the Effective Date and held by a Dissenting Shareholder who shall, after the Effective Date, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the CBCA, shall be deemed to be converted as of the Effective Date, into the right to receive the Merger

Consideration. The Company shall give Purchaser (a) prompt notice of any written demands for appraisal of shares of capital stock of the Company received by the Company and (b) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Purchaser, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     Section 3.4 Closing of the Company's Transfer Books. Upon the Effective Date, the stock transfer books of the Company shall be closed and no transfer of Shares (other than shares of common stock into which the capital stock of Acquisition is to be converted pursuant to the Merger) shall thereafter be made.

     Section 3.5 Status of Share Certificates. From and after the Effective Date, the holders of certificates evidencing ownership of Shares outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.

                                                ARTICLE IV
                                      REPRESENTATIONS AND WARRANTIES
                                       OF PURCHASER AND ACQUISITION

     Except as set forth in the disclosure schedule delivered to the Company by the Purchaser on the date hereof (the "Purchaser Disclosure Schedule") or in the Purchaser Reports (as defined below), the Purchaser and Acquisition jointly and severally represent and warrant to the Company as follows:

     Section 4.1 Organization. Each of Purchaser and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has the requisite corporate power to carry on its business as it is now being conducted. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is a wholly-owned subsidiary of Purchaser.

     Section 4.2 Authority Relative to this Agreement. Purchaser and Acquisition have the requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and Acquisition and the consummation by Purchaser and Acquisition of the transactions contemplated hereby have been duly authorized by all necessary corporate and, to the extent necessary, shareholder action of Purchaser and Acquisition and no other acts or corporate proceedings on the part of Purchaser or Acquisition are necessary to authorize the Merger or this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and Acquisition and is a valid and binding obligation of Purchaser and Acquisition, enforceable against them in accordance with its terms, subject to bankruptcy remedies and rights of creditors and general principles of equity.

     Section 4.3 No Conflicts; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by Purchaser and Acquisition does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the certificate of incorporation or bylaws of Purchaser, (ii) in any material respect, conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Purchaser or any of its subsidiaries or by which any of their properties is bound or subject or
(iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Purchaser or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by or to which Purchaser or any of its subsidiaries or any of their properties is bound or subject, except for any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clauses
(ii) or (iii) that would not, in the aggregate, prevent the Purchaser and Acquisition from performing, in any material respect, their respective obligations under this Agreement or would not have a material adverse effect on the business or financial condition of Purchaser and its subsidiaries, taken as a whole (a "Purchaser Material Adverse Effect").

     (b) The execution and delivery of this Agreement by Purchaser and Acquisition does not, and consummation of the transactions contemplated hereby will not, require either Purchaser or Acquisition to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities or blue sky laws ("Blue Sky Laws"), and the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), and the filing and recordation of appropriate merger documents as required by the CBCA, and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, constitute a Purchaser Material Adverse Effect.

     Section 4.4 Information. (a) None of the information to be supplied by Purchaser or Acquisition for inclusion in a proxy statement in connection with the meeting of the Company's shareholders described in Section 6.2 hereof (the "Proxy Statement") or any amendments thereof or supplements thereto, will, at the time of the meeting of shareholders to be held in connection with the Merger or the mailing to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since their inception, Purchaser and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission ("SEC"), except where the failure to file such documents would not have a Purchaser Material Adverse Effect (all such forms, reports, statements and other documents being referred to herein, collectively, as the "Purchaser Reports"). The Purchaser Reports, including all Purchaser Reports filed after the date of this Agreement and prior to the Effective Date, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (except that some filings were made late) and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except where any such statement or omission would not have a Purchaser Material Adverse Effect. Notwithstanding this Section 4.4(b), Purchaser shall not be deemed to represent or warrant the preparation or accuracy of any Purchaser Report, statement, document or other information included in the Purchaser Reports that were provided to the Purchaser for inclusion therein by a third party. Since the date of the last Purchaser Report
(x) there has occurred no Purchaser Material Adverse Effect and the Purchaser has incurred no material liabilities outside the ordinary course of the Purchaser's business, (y) the Purchaser has not entered into any material contracts that would be required to be filed with the Purchaser's next Form 10-Q and (z) the Purchaser has had no transactions with related parties that would be required to be reported in the Purchaser's next proxy statement in accordance with Section 404 of Regulation S-K. The list of the Purchaser's subsidiaries set forth in the Purchaser Reports is accurate and complete as of the date hereof, with the addition of Acquisition and Rocky Mountain Broadband, Inc., both Colorado corporations.

     Section 4.5 Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Purchaser, any investigation of any kind at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries or any properties or rights of Purchaser or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not reasonably be expected to have a Purchaser Material Adverse Effect), and neither Purchaser nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease and desist or other orders, except for matters which would not have a Purchaser Material Adverse Effect.

     Section 4.6 Financing. The commitment letter dated June 5, 1998 from ING Barings (U.S.) Capital Corporation et al. to Purchaser in the form delivered to and approved by the Company for $42 million to fund the acquisition of Shares hereunder (the "Commitment") is in full force and effect.

                                                ARTICLE V
                              REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule delivered to Purchaser by the Company on the date hereof (the "Company Disclosure Schedule") or in the Company Reports (as defined below), the Company represents and warrants to Purchaser and Acquisition as follows:

     Section 5.1 Organization. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has the requisite corporate power to carry on its business as it is now being conducted.

     Section 5.2 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to the approval of the Merger, this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company ("Shareholder Approval")). The Company's Board of Directors has unanimously recommended approval and adoption of this Agreement by the Company's shareholders entitled to vote on the Merger. Subject to Shareholder Approval, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy remedies and rights of creditors and general principles of equity.

     Section 5.3 No Conflicts; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the articles of incorporation or bylaws of the Company, (ii) in any material respect, conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any of their properties is bound or subject or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their properties is bound or subject, except for the Company's debt to Norwest Bank of Colorado, N.A., and except for any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clauses
(ii) or (iii) that would not, in the aggregate, prevent the Company from performing, in any material respect, its obligations under this Agreement or would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect").

     (b) The execution and delivery of this Agreement by the Company does not, and consummation of the transactions contemplated hereby will not, require the Company to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental
Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities or blue sky laws ("Blue Sky Laws"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), and the filing and recordation of appropriate merger documents as required by the CBCA, and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, constitute a Company Material Adverse Effect.

     Section 5.4 Information. (a) None of the information to be included in the Proxy Statement or any amendments thereof or supplements thereto, will, at the time of the meeting of shareholders to be held in connection with the Merger or the mailing to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and any amendments thereof or supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act.

     (b) Since their inception, the Company has filed all forms, reports, statements and other documents required to be filed with the SEC, except where the failure to file such documents would not have a Company Material Adverse Effect (all such forms, reports, statements and other documents being referred to herein, collectively, as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement and prior to the Effective Date, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (except that some filings were made late) and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except where any such statement or omission would not have a Company Material Adverse Effect. Notwithstanding this Section 5.4(b), the Company shall not be deemed to represent or warrant the preparation or accuracy of any Company

Report, statement, document or other information included in the Company Reports that were provided to the Company for inclusion therein by a third party. Since the date of the last Company Report (x) there has occurred no Company Material Adverse Effect and the Company has incurred no material liabilities outside the ordinary course of the Company's business, (y) the Company has not entered into any material contracts that would be required to be filed with the Company's next Form 10-Q and (z) the Company has had no transactions with related parties that would be required to be reported in the Company's next proxy statement in accordance with Section 404 of Regulation S-K. The list of the Company's subsidiaries set forth in the Company Reports is accurate and complete as of the date hereof.

     Section 5.5 Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company or any of its subsidiaries, any investigation of any kind at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any properties or rights of the Company or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not reasonably be expected to have a Company Material Adverse Effect), and neither the Company nor or any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease and desist or other orders, except for matters which would not have a Company Material Adverse Effect.

     Section 5.6 Capitalization. (a) The authorized capital stock of the Company consists of (A) 20,000,000 shares of Common Stock, no par value, and (B) 100,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are issued and outstanding;

     (b) The numbers of shares of Common Stock as of the date hereof (i) issued and outstanding, (ii) held in the treasury of the Company and (iii) reserved for issuance upon exercise of outstanding stock options, warrants and other derivative securities granted by the Company (the "Outstanding Options"), together with the exercise prices therefor, are set forth in the Company Disclosure Schedule. Except as set forth in the Company Disclosure Schedule, the Company has no outstanding subscriptions, options, calls, commitments, rights, warrants, rights plans or antitake over plans obligating the Company to issue capital stock. All of the Company's outstanding capital stock is validly issued, fully paid and nonassessable and free of preemptive rights.

     Section 5.7 Compliance. The Company is not in conflict with, or in default or violation of any Law applicable to the Company or by or to which any of its material properties is bound or subject (including, without limitation, the Worker Adjustment and Retraining Notification Act of 1988, as amended), except for any such conflicts, defaults or violations which would not have a Company Material Adverse Effect.

     Section 5.8 Parachute, Change of Control Payments. The Company has no contracts, arrangements or understandings pursuant to which any person may receive any amount or entitlement from the Company or any of its subsidiaries that may be characterized as an "excess parachute payment" within the meaning of the Internal Revenue Code as a result of any of the transactions contemplated by this Agreement, nor is any person entitled to receive any additional payment from the Company or its subsidiaries in the event that the 20% parachute excess tax is imposed on such person. Neither the Company nor any of its subsidiaries has or will have any obligation to pay any person or entity any amount under any agreement or arrangement as a result of the transactions contemplated hereby, except for the repayment of the Anschutz Note and the Bank Note (as defined below) and except for payments to financial, accounting and legal advisors.

                                           ARTICLE VI COVENANTS

     Section 6.1 Conduct of Business by the Company Pending the Merger. Subsequent to the date hereof and prior to the Effective Date, unless Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld, and except as otherwise specifically contemplated by this Agreement:

     (a) the businesses of the Company and its subsidiaries shall be conducted only in, and neither the Company nor any of its subsidiaries shall take any action except in, the ordinary and usual course of business.

     (b) the Company shall use reasonable efforts to preserve its business, organization and goodwill.

     (c) the Company shall confer on a regular basis with the Purchaser regarding material positive and negative developments respecting the Company's business.

     (d)the Company shall not

           (1) (i) increase the compensation payable to or to become payable to any director or executive officer, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its subsidiaries as in effect on the date of this Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt or enter into any new employee benefit plan or arrangement; or (iv) except as may be required by applicable law, amend, or take any other actions (other than the acceleration of vesting or waiving of performance criteria permitted pursuant to the Company's employee benefit plans upon a change in control of the Company) with respect to, any of the Company's employee benefit plans;

           (2) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a subsidiary to the Company or another subsidiary;

           (3) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the Outstanding Options in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

           (4) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted for the issuance of shares upon the exercise of Outstanding Options as of the date of this Agreement); or (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

           (5) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business) in each case which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole;

           (6) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions in the ordinary course of business and consistent with past practice;

           (7) solicit, initiate or knowingly encourage any inquiries, discussions or negotiations with any person (other than Purchaser or Acquisition) concerning any Acquisition Proposal (as defined in Section 8.1(c)) or solicit, initiate or knowingly encourage any effort or attempt by any other person to do, make or seek an Acquisition Proposal or, unless required in order for the Board of Directors of the Company to comply with its fiduciary responsibilities, with a view to pursuing an Acquisition Proposal with such person, engage in discussions or negotiations with or disclose any nonpublic information relating to the Company or any of its subsidiaries to such person or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any investment banker, financial adviser, attorney, accountant or other representative retained by the Company or any of its subsidiaries to take any such action. The Company shall immediately communicate to Purchaser in writing the terms of any Acquisition Proposal which it may receive and shall not accept any such Acquisition Proposal unless the Purchaser has had three days notice of such Acquisition Proposal and its terms;

           (8) adopt or propose to adopt any amendments to its Articles of Incorporation or By-Laws which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

           (9) incur any obligation for borrowed money or purchase money indebtedness in excess of $25,000, whether or not evidenced by a note, bond, debenture or similar instrument;

           (10) enter into any arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) in excess of $25,000 that provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements or contracts existing on the date hereof unless such arrangement is entered into in the ordinary course of business; or

           (11) agree in writing or otherwise to do any of the foregoing;

provided, however, that notwithstanding any other provision of this Agreement, the Company's Convertible Promissory Note dated March 20, 1998 in the original principal amount of $1,600,000 to Anschutz Company (the "Anschutz Note") may be amended to provide that (x) if the Purchaser and its affiliates shall have obtained debt financing at or before the Closing in the aggregate principal amount greater than $50,000,000 in one transaction or a series of related transactions, then such note shall be due and payable in full at the Closing and
(y) if the Purchaser and its affiliates shall have obtained debt financing in the aggregate principal amount greater than $50,000,000 in one transaction or a series of related transactions after the Closing but before the scheduled maturity of such note, then such note shall be due and payable in full on the date of the closing of such transaction or series of related transactions.

     Section 6.2 Shareholders' Meeting and Proxy Statement. Except as provided in Section 8.1 of this Agreement, the Company shall take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to convene a meeting of the holders of the shares of Common Stock of the Company as promptly as practicable after the date hereof to consider and vote upon the adoption of this Agreement. In connection with any shareholders' meeting, if required, the Company shall prepare and file the Proxy Statement with the SEC and Purchaser shall furnish all information concerning Purchaser and Acquisition as the Company may reasonably request in connection with the preparation of the Proxy Statement. The Company shall in the Proxy Statement, through its Board of Directors, recommend that the Company's shareholders adopt this Agreement, if such vote is required, except to the extent that the Board of Directors shall have withdrawn or modified its approval or recommendation of this Agreement as contemplated by Section 8.1(c). The Company acknowledges that any breach of this
Section 6.2 would cause the Purchaser irreparable harm and entitle the Purchaser to specific performance of the covenants contained in this Section 6.2.

     Section 6.3 Certain Filings and Consents. Purchaser, Acquisition and the Company shall (a) cooperate with each other in determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any federal or state law or regulation or whether any consents, approvals or waivers are required to be obtained from other parties to loan agreements or other contracts material to the business of the Company and its subsidiaries taken as a whole in connection with the consummation of the Merger and (b) actively assist each other in making any such filings and obtaining any consents, permits, authorizations, approvals or waivers that are required.

     Section 6.4 Access. Upon reasonable notice, the Company shall afford Purchaser and Acquisition, and their respective representatives, full access during normal business hours until the Effective Date to all of its properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during that period, the Company and each of its subsidiaries shall furnish promptly to Purchaser and Acquisition, and their respective representatives, all information concerning its business, properties, assets, liabilities, operations, financial condition and personnel as Purchaser or Acquisition may reasonably request; except that in the case of all written materials for which the Company asserts an attorney client privilege, the Company shall provide Purchaser with a list of such materials and a summary of their contents, and the Company shall cooperate with Purchaser to provide Purchaser with access to such materials if such access can be provided without violation of the attorney client privilege. Purchaser and Acquisition shall, and shall use their reasonable best efforts to cause their consultants and advisors to, hold in confidence all such information until such time as such information is otherwise publicly available (unless otherwise required to disclose such information by law), and if this Agreement is terminated, Purchaser and Acquisition shall deliver to the Company all documents, work papers and other material obtained by them from the Company pursuant to the terms of this Agreement.

     Section 6.5 Expenses.

     (a) Except as provided in Article VIII hereof, all Expenses (as defined in Section 6.5(b) hereof) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses.

     (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Proxy Statement and all other matters related to the consummation of the transactions contemplated hereby; provided, however, that "Expenses" shall not include any fees of legal counsel or advisors of any shareholder of any party.

     Section 6.6 Outstanding Options. On or before the Effective Date of the Merger, the Company shall use its best efforts to cause all Outstanding Options to be converted by the Merger into the right to receive for each Share covered thereby a cash amount equal to the excess of the Merger Consideration over the option exercise price. Such amount shall be paid by the Paying Agent on the Effective Date.

     Section 6.7 Directors' and Officers' Indemnification and Insurance. The Surviving Corporation shall cause to be maintained in effect (i) in its articles of incorporation and by-laws for a period of six years after the Effective Date, the current provisions regarding elimination of liability of directors and indemnification of officers, directors and employees contained in the articles of incorporation and by-laws of the Company and (ii) for a period of six years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Date.

       Section 6.8 Maintenance of Commitment. Purchaser and Acquisition shall cause the Commitment to remain in full force and effect.

       Section 6.9 Resignation of Directors. The Company will obtain the resignations of all of the Directors of the Company on the Effective Date.

     Section 6.10 Control of Other Party's Business. Nothing contained in this Agreement shall give the Purchaser, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Date. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the Purchaser's operations prior to the Effective Date. Prior to the Effective Date, each of the Purchaser and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                               ARTICLE VII
                                                CONDITIONS

     Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

     (a) The holders of the Common Stock of the Company entitled to vote shall have duly approved the Merger if required by applicable law.

     (b) No preliminary or permanent injunction or other order by a court of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction lifted).

     (c) No action shall have been taken nor shall any statute, rule or regulation have been enacted by the government of the United States or any state thereof that makes the consummation of the Merger illegal in any material respect.

     (d) The applicable waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

     Section 7.2 Conditions to Obligations of Purchaser and Acquisition to Effect the Merger. The obligations of Purchaser and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions:

     (a) The representations and warranties of the Company set forth in Article V shall be true and correct in all material respects on the Effective Date (or on such other date specified in Article V) with the same force and effect as though made on and as of such date, except for any such untrue or incorrect representations and warranties that would not have a Company Material Adverse Effect, and Purchaser and Acquisition shall have received a certificate to that effect from the Chief Executive Officer and the Treasurer of the Company.

     (b) All of the covenants and agreements of the Company to be performed or complied with pursuant to this Agreement prior to the Effective Date shall have been duly performed and complied with in all material respects, except for any such failure of performance or compliance that would not have a Company Material Adverse Effect, and Purchaser and Acquisition shall have received a certificate to that effect from the Chief Executive Officer and the Treasurer of the Company.

     (c) Holders of no more than 10% of the outstanding Shares, in the aggregate, shall have filed with the Company a written objection to the Merger and made a written demand for payment of the fair value of his shares in the manner permitted by the CBCA.

     (d) All of the Directors of the Company on the Effective Date shall have resigned.

     (e) Since the date of this Agreement, there shall have been no Company Material Adverse Effect.

     (f) The Company shall have received an opinion from a reputable investment banking firm satisfactory to the Company as to the fairness, from a financial point of view, of the Merger Consideration to be paid to the Company's shareholders.

     (g) The Purchaser shall have received from Interwest Group, Inc. an irrevocable proxy in the form attached hereto as Exhibit 7.2(g).

     Section 7.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions.

     (a) The representations and warranties of Purchaser and Acquisition set forth in Article IV shall be true and correct in all material respects on the Effective Date (or on such other date specified in Article IV) with the same force and effect as though made on and as of such date, except for any such untrue or incorrect representations and warranties that would not have a
Purchaser Material Adverse Effect, and the Company shall have received certificates to that effect from the Chief Executive Officer and the Treasurer of Purchaser and the President of Acquisition.

     (b) All of the covenants and agreements of Purchaser and Acquisition to be performed or complied with pursuant to this Agreement prior to the Effective Date shall have been duly performed and complied with in all material respects, except for any such failure of performance or compliance that would not have a Purchaser Material Adverse Effect, and the Company shall have received certificates to that effect from the Chief Executive Officer and the Treasurer of Purchaser and the President of Acquisition.

     (c) Either (i) the Commitment shall remain in full force and effect and shall be funded and Douglas H. Hanson shall have provided $7,800,000 in debt or equity financing to the Purchaser, or (ii) the Purchaser shall have executed a Purchase Agreement for the sale of more than $50 million of debt or equity securities in form and substance acceptable to the Company and with a purchaser acceptable to the Company and all the conditions to closing the transactions contemplated by such Purchase Agreement (other than conditions that, by their terms, cannot be satisfied until such closing) set forth in such Purchase Agreement shall have been satisfied or waived.

     (d) If the Purchaser and its affiliates shall have obtained debt financing at or before the Closing in the aggregate principal amount greater than $50,000,000 in one transaction or a series of related transactions, then the Anschutz Note shall have been paid in full.

                                               ARTICLE VIII
                                    TERMINATION, AMENDMENT AND WAIVER

     Section 8.1 Termination. This Agreement shall be subject to termination at any time prior to the Effective Date, whether before or after approval by the shareholders of the Company, if required, as follows:

       (a) by mutual consent of Purchaser and the Board of Directors of the Company;

     (b) by Purchaser or the Company if the Merger shall not have been consummated on or before September 30, 1998, which date may be extended by mutual agreement of the Boards of Directors of the Company and Purchaser;

     (c) by the Company if, prior to the Effective Date, the Company, its Board of Directors or its shareholders shall receive a bona fide written proposal or offer from a third party (each an "Acquisition Proposal") relating to:

           (i) the acquisition or purchase of all or substantially all of the assets of, or more than a 50% equity interest (including any Shares theretofore acquired) in the Company;

           (ii) a merger, consolidation or similar business combination with the Company;

           (iii) a tender or exchange offer for the Company conditioned on ownership of more than 50% of the outstanding Shares following such tender or exchange offer;

and the Board of Directors of the Company determines, after consultation with the Company's legal advisors and after receiving advice of the Company's financial advisors that the alternative transaction is more favorable than the Merger from a financial point of view, that it has a duty in the proper discharge of its fiduciary responsibilities under applicable law to consider such other proposal or offer, and then such Board of Directors either (A) accepts such proposal or offer, (B) recommends to the shareholders acceptance of such proposal or offer, or (C) in the case of a tender or exchange offer, takes no position with respect thereto and all conditions (other than terminating this Agreement) of such tender or exchange offer have been satisfied, in which event this Agreement shall be terminated without any liability to the Company or the Company's Board of Directors as a result of such termination other than as set forth herein.

     (d) by Purchaser upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue and such breach or untruth shall have caused a Company Material Adverse Effect.

     (e) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement or if any representation or warranty of the Purchaser shall have become untrue and such breach or untruth shall have caused a Purchaser Material Adverse Effect.

     Section 8.2 Break-Up Fee; Effect of Termination.

     (a) If the Company shall have terminated this Agreement by reason of the failure of any condition set forth in Sections 7.3(a), (b), (c) or (d), except for a failure of the condition set forth in Sections 7.3(c) by reason of a failure of any condition set forth in Sections 8.1(c) or 7.2(a), (b) or (d), the Purchaser shall pay to the Company $1,050,000 in cash or, at the Purchaser's election, that number of shares of the Purchaser's common stock equal to $1,050,000 divided by the "Fair Market Value" (as defined below) of such stock.

     (b) If the Purchaser shall have terminated this Agreement by reason of the failure of any condition set forth in Sections 8.1(c) or 7.2(a), (b) or (d), the Company shall pay to the Purchaser $1,050,000 in cash.

     (c) The "Fair Market Value" of the Purchaser's or the Company's common stock shall be the average closing price of the stock reported by NASDAQ for the 15 trading days after announcement of termination pursuant to this Section 8.2(a). If either party elects to deliver shares of stock pursuant to Section 8.2(a) or (b), such party shall file at its expense a registration statement with respect to any such shares under the Securities Act of 1933 within 15 days after termination by the Company of this Agreement, shall use its best efforts to have such registration statement be declared effective and to keep it effective for not less than two years and shall indemnify the other party and its affiliates pursuant to an indemnity agreement typical of a registration rights agreement.

     (d) Any payment required to be made pursuant to this Section 8.2 shall be made as promptly as practicable but not later than three business days after termination of this Agreement.

     (e) In the event of termination of this Agreement by Purchaser, Acquisition or the Company (other than pursuant to Section 8.1(c)), there shall be no liability under this Agreement on the part of either the Company, Purchaser or Acquisition or their respective officers or directors, except for any breach of the provisions of Section 6.2 and the confidentiality provisions of Section 6.4 and except as provided in Sections 8.2(a) and (b).

     Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by the respective Boards of Directors of Purchaser, Acquisition and the Company, at any time before or after approval hereof by the shareholders of the Company, but, after any such approval, if required, no amendment shall be made which changes the Merger Consideration without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.4 Waiver. At any time prior to the Effective Date, the parties hereto, by action taken by the respective Boards of Directors of Purchaser, Acquisition or the Company, may (a) extend, for a reasonable time, the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of the party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                                ARTICLE IX
                                            GENERAL PROVISIONS

     Section 9.1 Notice of Breach. Each party shall promptly give written notice to the other parties upon becoming aware of the occurrence, or impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties of covenants contained or referred to in this Agreement and shall use its reasonable best efforts to prevent or promptly remedy the same.

     Section 9.2 Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and/or directors of Purchaser, Acquisition or the Company shall take, or cause to be taken, all such necessary action. Purchaser shall cause Acquisition to comply with all of Acquisition's obligations hereunder.

     Section 9.3 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Date of the Merger.

     Section 9.4 Brokers. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger, except that the Company has agreed to pay to Daniels & Associates all amounts due to it for its efforts in connection with the Merger (the "Daniels Fee").

     Section 9.5 Entire Agreement. Other than the Voting Agreement of even date herewith between the Purchaser and Interwest Group, Inc., this Agreement contains the entire agreement among Purchaser, Acquisition and the Company with respect to the Merger and the other transactions contemplated hereby, and supersedes all prior agreements, understandings, representations, and warranties with respect to the subject matter.

     Section 9.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (without giving effect to its choice of laws principles).

     Section 9.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.8 Separability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     Section 9.9 Publicity. Except as required by law or the rules of any exchange on which the shares of Purchaser or Company are traded, as long as this Agreement is in effect, neither the Company nor Purchaser shall issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without the prior consent of the other, which consent shall not be unreasonably withheld.

     Section 9.10 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by first-class mail, postage prepaid, with return receipt requested, addressed as follows:
If to Purchaser or Acquisition, to:

        ROCKY MOUNTAIN INTERNET, INC.
        Douglas H. Hanson, President
        1099 18th Street, 30th Floor
        Denver, Colorado 80202
        Fax # 303-672-0711

with copies to:

        Matthew Perkins
        JACOBS CHASE FRICK KLEINKOPF & KELLEY LLC 1050 17th Street, Suite 1500 Denver, Colorado 80265 Fax #303-685-4869

If to the Company, to:

        INTERNET COMMUNICATIONS CORPORATION
        John Couzens, President
        7100 East Belleview Avenue, Suite 201
        Englewood, Colorado 80111
        Fax #303-770-0588

with copies to:

        Nick Nimmo HOLME ROBERTS & OWEN LLP 1700 Lincoln, Suite 4100 Denver, Colorado 80203 Fax #(303) 866-0200

and

        Drake S. Tempest O'MELVENY & MYERS LLP 153 East 53rd Street New York, New York 10022-4611 Fax #(212) 326-2061

     Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

     Section 9.12 No Third Party Beneficiaries. No provision of this Agreement is intended to benefit any person other than the parties hereto.

     Section 9.13 Schedules. Inclusion of, or reference to, matters in a schedule to this Agreement does not constitute an admission of what is material or the materiality of such matter.

     IN WITNESS WHEREOF, Purchaser, Acquisition and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                             INTERNET
                                             COMMUNICATIONS
                                             CORPORATION

                                             By: /s/
                                                  John M. Couzens
                                                    Title: President



                                             INTERNET ACQUISITION
                                             CORPORATION

                                             By: /s/
                                                  Douglas H. Hanson
                                                    Title: President



                                             ROCKY MOUNTAIN
                                             INTERNET, INC.

                                             By: /s/
                                                  Douglas H. Hanson
                                                    Title: President

APPENDIX B

                                    [Letter head of Daniels & Associates, L.P.]


CONFIDENTIAL

July 14, 1998

Internet Communications Corporation
7100 East Belleview Avenue, Suite 201
Englewood, Colorado 80111

ATTENTION: Board of Directors

Gentlemen:

     A Restated Agreement and Plan of Merger, dated as of June 5, 1998 (the "Merger Agreement") was entered into among Rocky Mountain Internet, Inc. ("RMI"), Internet Acquisition Corporation, which is a wholly-owned subsidiary of RMI ("Acquisition"), and Internet Communications Corporation ("INCC"). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, INCC will merge into Acquisition and thereby become a wholly-owned subsidiary of RMI (the "Merger"). The consideration payable payable to each INCC shareholder upon closing is equal to $6.764 per share for each of the INCC shares which are outstanding or committed to be issued as of the closing of the Merger. On June 5, 1998, there were 5,464,437 INCC shares which were outstanding or committed to be issued. Holders of certain options and warrants to acquire INCC common stock will also be paid $6.764 per share less the exercise price, as if such options and warrants had been issued.

     The Merger is expected to be considered at a special meeting of the shareholders of INCC to be held in September 1998, and to be consummated shortly thereafter if the Merger is approved by INCC's shareholders at such meeting.

     You have asked us to render an opinion that the aggregate consideration received and to be received in the proposed Merger is fair to the INCC shareholders from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things, done the following:

     (1) Reviewed the following agreements relating to the proposed Merger: (a) the Merger Agreement, and related schedules thereto, (b) the Voting Agreement between Interwest Group, Inc. and RMI, dated June 5, 1998, and (c) the Commitment Letter from ING Barings, et al., to RMI, dated June 5, 1998, and the attached Summary Term Sheet, and certain amendment letters to the Commitment Letter, dated June 19, 1998 and June 24, 1998.

     (2) Reviewed a draft of the Proxy Statement of INCC; dated July 14, 1998.

     (3) Reviewed the following agreements and documents dated prior to the date of the Merger Agreement: (a) Convertible Promissory Note granted to Anschutz Company by INCC, dated March 20, 1998, (b) Employment Agreement between RMI and John Couzens, dated June 3, 1998, (c) certain letters and attached exhibits from various prospective purchasers, and (d) Research Report on INCC prepared by Neidiger Tucker Bruner, Inc., dated May 27, 1998.

     (4) Reviewed the annual report on Form 10-KSB for the fiscal year ended December 31, 1997, the Form 10-Q report dated March 31, 1998, and the Form 8-K report, dated June 10, 1998, all as filed with the Securities and Exchange Commission, as well as unaudited financial statements for the months of April and May of 1998 as prepared by management of INCC.

     (5) Reviewed INCC's budget for the nine months ended December 31, 1998.

     (6) Conducted discussions with certain members of senior management of both INCC and RMI regarding the business and prospects of the respective companies.

     (7) Reviewed minutes of meetings of the Board of Directors of INCC which took place on March 31, 1997, September 23, 1997, March 15, 1998 and March 25, 1998, as well as minutes of an Executive Committee meeting which took place on November 21, 1997. As of the date of this letter, the minutes for the INCC Board meeting which took place on May 31, 1998, at which the Merger Agreement was approved were not yet finalized or reviewed by us.

     (8) Compared the results of operations of INCC with those of certain companies which we deemed to be reasonably similar to INCC.

     (9) Compared the proposed financial terms of the Merger contemplated by the Merger Agreement with the terms of certain other acquisitions which we deemed to be relevant.

     (10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary for purposes of our opinion.

     In preparing our opinion, we have relied on the accuracy and completeness of all financial and other information supplied or otherwise made available to us by INCC (or RMI as the case may be), and we have not independently verified such information and/or made or obtained any independent evaluation or appraisal of the assets of INCC or RMI. This opinion does not constitute a recommendation to any of the shareholders of INCC as to how such shareholders should vote on the Merger. This opinion does not address the relative merits of the Merger as compared with any other mergers or proposed mergers submitted to INCC or discussed by the Board of Directors of INCC as alternatives to the Merger or the decision of the Board of Directors of INCC to proceed with the Merger. This opinion is based on market, economic, financial and other conditions as they existed and could be evaluated as of the date of this letter.

Prior to our engagement to render a fairness opinion to INCC, we were separately engaged by INCC to identify and solicit prospective purchasers interested in a purchase or other transaction with INCC. Daniels will receive a fee if the proposed Merger is consummated. However, Daniels does not believe that its right to receive this fee in any way prevents it from rendering an impartial opinion on the fairness of the Merger, from a financial point of view, to the shareholders of INCC.

In rendering this opinion, Daniels has not been engaged to act as an agent or fiduciary of the shareholders of INCC.

On the basis of and subject to the foregoing, we are of the opinion that, as of the date of this letter, the consideration to be received in the proposed Merger is fair, from a financial point of view, to the shareholders of INCC.

Daniels hereby consents to the mention of its name in the Proxy Statement of INCC.

Very truly yours,

/s/
DANIELS & ASSOCIATES, L.P.

APPENDIX C
                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                    FORM  10-KSB

(Mark One)
[ ]  ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934
For Fiscal year ended      N/A

                                                         or

[X] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      For the transition period from February 1, 1997 to December 31, 1997

Commission file number 0-19578

                                        INTERNET COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                                  (Name of small business issuer in its charter)

         Colorado                                                84-1095516
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                       Number)

         7100 E. Belleview Ave., Ste 201, Greenwood Village, Colorado    80111
         (Address of principal executive offices)                     (Zip Code)

         Issuer's telephone number (303) 770-7600

         Securities registered under Section 12(b) of the Exchange Act:  None

         Securities registered under Section 12(g) of the Exchange Act:
         Common Stock, no par value                           NASDAQ
         (Title of Class)                               (Name of Exchange)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to the Form 10-KSB [ ]

Revenues for the fiscal year ended December 31, 1997 is $33,113,000.

At March 16,  1998,  5,397,887  shares  of  Common  Stock,  no par  value,  were
outstanding.   The   aggregate   market  value  of  the  Common  Stock  held  by
non-affiliates of the Registrant on that date was approximately $8,576,000.

Documents incorporated by reference: Proxy Statement to be filed in April 1998.

Page 1 of 32 pages.           Exhibits are indexed on page 34.
(Without Exhibits)

                                     PART I

Item 1.                       DESCRIPTION OF BUSINESS

General
Internet Communications Corporation (INCC or the Company), a Colorado corporation, is a multi-faceted telecommunications and networking company specializing in the design, implementation, maintenance and management of communications systems and networks. With headquarters in metropolitan Denver, the Company has over 5,000 business, government and institutional customers.


The Company is capable of handling the total communications needs of its customers' enterprise-wide networks for data and voice. This unique capability was created in 1996 with the merger of two prominent Colorado communications companies -- INCC, a leading networking services company, and Interwest Communications Corporation, a leading telephone interconnect company in
Colorado. This combination has produced a company with strong voice and data integration capabilities and the wherewithal to deal with the convergence of various electronic communications media.

Cautionary Statement Pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995 This 10-KSB contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements in this 10-KSB are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.

     With regard to the Company, the most important factors include, but are not limited to, the following:

         - Changing technology.
         - Competition.
         - Possible future government regulation.
         - Competition for talented employees.
         - Company's ability to fund future operations.
         - Company's need to refinance debt.

Recent Developments
In March 1998, the Company announced that it has taken steps to brings its corporate structure in line with its corporate strategy by divesting non-core businesses and sales channels. Two subsidiaries, Interwest Sound ("Sound") and Interwest Cable Network Systems, Inc. ("Cable"), will be sold. In addition, the Company has re-sized its operations concentrating on areas which generate revenues and profits. As a result, 50 positions, or 21% of the Company's workforce (not including Sound and Cable) have been eliminated. In connection with this restructuring, the Company's president, Thomas C. Galley, resigned from his position as president and CEO. John M. Couzens replaces Mr. Galley as interim president and CEO.

Also in March 1998, the Company received $1.6 million from a related party in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. The note includes a conversion clause which allows conversion if the note is not paid when due and carries a conversion price of $4.25 per common share. Proceeds from the note will be used for working capital.

Products and Services

The Company provides design, implementation, maintenance and management of enterprise-wide voice and data networks and business telephone systems. To provide fully integrated network solutions, the Company offers a full array of products and services, including data communications equipment, circuits, and value-added services, such as network design, installation, maintenance and management.

Enterprise Networks
To provide data communications equipment, the Company maintains distribution agreements with premier manufacturers and suppliers, including 3Com, Cisco, Tellabs, ADC/Kentrox, Adtran, Motorola, Memotech, and Telco Systems. To provide circuits, the Company has agreements with a number of carriers, including
Worldcom, ICG, and U S WEST and operates, itself, as an FCC approved interexchange carrier. To provide value added services, the Company employs a highly trained technical staff and operates an advanced network control center ("NCC").

The NCC is located at the Company's corporate headquarters in Greenwood Village, Colorado, and is capable of managing networks on an international scale. The NCC is capable of monitoring and remotely diagnosing most data communication devices as well as the circuits connecting customer locations. Problem resolution and network analysis are other key elements of the Company's network management services.

INCC Network and Field Engineers have a broad knowledge of data and voice communications equipment and networks, built on a foundation of experience and training. Their knowledge extends to multiple vendors, and they are experts at designing and installing integrated networks and resolving any problems arising in those networks.

Business Communications Systems

Building on the experience and product lines gained in the merger with Interwest, the Company also provides design, installation, maintenance and management for a full range of business telephone systems and associated equipment and applications software. The Company is currently one of NEC America's 10 largest dealers in the U.S. market. Additional relationships with telephone system manufacturers include Northern Telecom, Fujitsu and Active Voice (the largest PC-based voice processing systems manufacturer).


Internet Access Services
The Company also operates as an Internet Service Provider, offering complete internet access, including circuits, data communications equipment, firewalls (hardware and software to enhance network security), high speed connection to the internet, and services, like network management, maintenance, hosting of the customer's web site and/or computers at our facilities, and internet consulting.

Network Consulting
The Company has a network consulting division which offers analysis and recommendations on a wide range of networking requirements, issues, problems or concerns. The Company's network consultants perform network system engineering, network performance analysis, and internet design and engineering. They recommend and implement new network and system designs, migrations, upgrades, optimization and multi- platform/application integration.

Sound and Security Systems
As discussed above, Sound is expected to be sold. Sound designs and installs commercial paging systems, school intercom systems, nurse call, video security and card access security systems.

Cable Networks
As discussed above,  Cable is expected to be sold.  Cable designs,  installs and
maintains  fiber  optic  networks  for  competitive  local  exchange   carriers,
interexchange carriers and campus area networks.

Refurbished Voice Communications Equipment
U.S. Telphonics, a division of INCC, operates in the secondary market selling refurbished telephone and voice mail systems throughout the United States. Typically, these are systems traded in by customers following the installation of a new system by INCC.


Strategy
The Company has broad voice and data communications expertise and the ability to deliver value-added services. In addition to offering a complete array of communications services and products, the Company will add value by:
      choosing  the best  solutions  from among a variety  of sources  combining multiple services, devices and software applications into complete solutions providing proprietary services to enhance overall network design.

To further strengthen the Company, opportunities will be sought for: adding more proprietary, value-added services to integrated system and network designs adding more products and services that can be offered under the Company brand adding more sources of recurring revenue



Industry Overview and Market Niche
The total U.S. market for data communications systems and networks, according to Data Communications Magazine, is estimated in 1997 at $51 billion, including over $3.5 billion in internet services. The overall growth of this market is projected at approximately 20%, and the internet services segment is growing at a rate of 60% per year.

Helping to fuel this growth is the trend toward an increasingly networked world. Distributed networks and the valuable information flowing over those networks have become mission critical. Communications networks have also continued to grow in complexity as technologies continue to proliferate and evolve. Information Technologies (I.T.) managers must deliver communications networks and systems within limited budgets and with limited resources. To help with this dilemma, I.T. personnel are increasingly looking for integrated solutions from their vendors. INCC is well positioned to provide such solutions.

Competition
Competitors for the network integration market are numerous and varied. The field is comprised of companies which approach the market from different bases of expertise. The types of companies with whom INCC has traditionally been competing include:
      manufacturers  (such as Cisco)  selling  data  communications  terminating
        equipment   and  business   communications   systems   (such  as  Lucent
        Technologies)
      distributors of that equipment
      carriers selling direct (such as WilTel) re-sellers of carrier services national systems integrators (such as EDS, IBM Global Networks, and large accounting firms)

Throughout 1998, the Company will seek to improve its position as a complete communications services provider. In contrast to manufacturers, who focus on selling their own products, or to sales agents, who act as a sales channel on behalf of manufacturers and carriers, or to distributors, who buy and resell products "as-is" from a limited number of sources, the Company will seek to add value by tailoring integrated solutions as described above.

The Company's competitive position is enhanced by its mix of technical breadth and flexibility. Few companies the size of INCC can boast as complete an array of communications services and capabilities. Large companies, who can match INCC's capabilities, often cannot match the Company's responsiveness to customer requirements and attractive price structure.

Government Regulation
Certain aspects of the Company's operations are subject to regulation by the Federal Communications Commission ("FCC"). The FCC has the authority to regulate prices charged by inter-city common carriers. In August 1982, the FCC substantially deregulated non-facilities-based, resale carriers such as the Company, and no longer requires certification of these type of carriers or the filing of tariffs. The Company is consequently not obligated to file tariffs with the FCC for the interstate circuits it provides to customers. The Company and other such carriers will, however, still be subject to the duty to provide service upon reasonable request, as well as not to engage in discriminatory activities.

The Company's ability to provide intrastate circuits is also subject to regulation in each state by the appropriate state regulatory agency. Although the Company has no immediate plans to offer these services, it has been certified by the Colorado Public Utilities Commission to resell intrastate circuits in that state.

Sales and Marketing
Internet's sales and marketing functions are currently staffed by 41 sales and marketing personnel (not including the Sound and Cable subsidiaries which are held for sale). Internet's sales representatives initially contact potential customers from referrals from other customers or by local market knowledge.
Thereafter the Company is engaged to evaluate and recommend a network integration solution and network services. One of the strengths of Internet is the continuing relationships which it establishes with its customers which results in repeat business and a solid base for references.

Customers
Internet provides products and services to approximately 5,000 business, government and institutional customers, ranging from single location, single system customers to national accounts with integrated networks dispersed over a wide geographic area. No single customer accounted for more than 10% of sales in the fiscal year ended December 31, 1997.

Seasonality
The sales of the Company are not seasonal to any significant extent. Sales may decrease or increase at various times throughout a year due to customers delaying purchasing decisions.

Backlog
The Company receives orders for the sale and installation of network systems and network services to be installed and provisioned in the future. As of December 31, 1997 there were orders received from various customers which are expected to account for approximately $4.4 million in future sales for the Company.

In addition, the Company has on-going contracts with customers that range from 3 months to 5 years for network management, data and voice equipment maintenance service and data circuits which provides monthly recurring revenue to the Company. The total monthly revenue provided by these contracts is approximately $765,000 per month as of December 31, 1997.

Employees
On March 16, 1998 the Company employed 178 full-time employees including 4 executive officers, 41 in sales and marketing, 102 in network operations and technical services, and 31 in accounting, administration, and other support areas. In addition, the company owns two subsidiary companies which are held for sale. These two subsidiaries employed 74 full-time employees as of the same date.

Research and Development
Internet is primarily a network integrator and network services provider and as such is not involved in any significant research and development efforts.

Locations
Internet's headquarters and principal offices are located at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado 80111. Its telephone number is
(303) 770-7600. The Company and its subsidiaries conduct business throughout Colorado and in Minneapolis, Minnesota.


Item 2.                                       DESCRIPTION OF PROPERTIES

The Company leases under multi-year agreements approximately 73,000 square feet of office and/or office/warehouse space at lease rates ranging from $6.00 to $12.50 per square foot at locations in Greenwood Village, Colorado Springs, Pueblo, Fort Collins, Colorado and Minneapolis, Minnesota. Cable, which is held for sale, also leases a small construction yard and office at $3.37 per square foot located in Commerce City, Colorado.


Item 3.                                           LEGAL PROCEEDINGS

Internet is not a party to, nor is any of Internet's property subject to any material legal proceedings. Internet knows of no material legal proceedings contemplated or threatened against it.


Item 4.                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

There were no matters submitted to a vote of security holders during the two-month period ended December 31, 1997.


                                                      PART II

Item 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Principal Market or Markets. Internet's Common Stock is traded on the NASDAQ Small-Cap Market under the symbol INCC.

The following table represents the range of high and low closing prices for the Common Stock for the eight fiscal quarters ended December 31, 1997.


                    Quarter Ended
     Apr-30-96        Jul-31-96         Oct-31-96         Jan-31-97
     High     Low     High     Low      High     Low      High    Low

     4.63     3.63    7.13     4.00     6.81     5.00     6.88    4.88


                    Quarter Ended
     Apr-30-97        Jul-31-97         Oct-31-97         Dec-31-97
     High     Low     High     Low      High     Low      High    Low

     5.56     4.13    8.88     4.63     9.50     7.31     8.00    4.56


(b) Approximate Number of Holders of Common Stock and Warrants. As of March 16, 1998, there were 150 record holders and an additional estimated 1,500 beneficial holders of Internet's Common Stock.

(c) Dividends. Internet has paid no cash dividends on its Common Stock and has no present intention of paying cash dividends in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the growth of the Company. Payment of cash dividends in the future will depend upon, among other things, the Company's future earnings, requirements for capital improvements and financial condition. The current loan agreement requires lender approval of dividend payments.


Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is management's discussion and analysis of certain significant factors which have affected the Company's financial condition and results of operations during the periods included in the accompanying financial statements. The following sections will disclose the effect of the Company's acquisitions on its financial performance. The Company acquired Interwest Communications C.S. Corporation (Interwest) and its subsidiaries on September 1, 1996. The results of operations for the period of September 1, 1996 to January 31, 1997 of Interwest are included in the results of operations of Internet.

The Company elected to change its fiscal year end to December 31 from January 31, effective January 1, 1997. References to fiscal 1996 relate to the year ended January 31, 1997. References to fiscal 1997 relate to the eleven months ended December 31, 1997.

Financial Condition
The financial condition of the Company at December 31, 1997 as compared to the previous year is discussed below. All known significant trends and events in financial condition, liquidity and capital resources are also discussed below.

In April 1997, the Company received net proceeds of $2,973,000 in a private placement transaction with a related party. In exchange, the Company issued 631,579 shares of common stock and 63,158 warrants to purchase common stock at $5.70 per share exercisable for a period of 5 years. The price of the shares and warrants was based on the market value at the time of the transaction.

The Company has a borrowing agreement with a lending institution which provides for a $5.0 million credit facility. At December 31, 1997, the Company had borrowed $4,390,000 against that facility. Although the Company was in default of financial performance covenants as of December 31, 1997, the lending institution waived the violations that existed as of that date. The borrowing agreement expires in September 1998.

In March 1998, the Company received $1.6 million from a related party in exchange for a convertible promissory note ("Note"), due March 1999. The Note bears interest at 10% and interest payments are due quarterly. The Note includes a conversion clause which allows conversion if the Note is not paid when due and carries a conversion price of $4.25 per common share.

Following the receipt of cash proceeds from the Note and the waiver of financial covenants from its lending institution, the Company believes that it has the capital resources necessary to continue its business operations during the foreseeable future. In March 1998, the Company made significant reductions to its cost structure by reducing its employee headcount by more than 20% (see discussion in "Subsequent Events"). In addition, the Company has announced a decision to sell two of its subsidiaries (Sound and Cable) during 1998. Although the sale of these subsidiaries is not expected to generate significant cash proceeds, it is expected that the Company will reduce its risk of future losses by eliminating these two companies from its consolidated operating results. The Company also hopes to enter into an agreement with its lending institution to extend the current loan facility beyond September 1998 or will immediately begin discussions with other lenders to replace the credit facility. There is no assurance that the Company will be successful.

The Company's cash position has decreased from $571,000 in the prior year to $0 in the current year. The Company's current ratio decreased from 2.19 as of January 31, 1997, to .87 as of December 31, 1997. The most significant reason for the decrease in current ratio is the reclassification of the Company's bank note payable from a long-term liability at January 31, 1997 to a current liability in December 31, 1997. The reclassification is required because the note expires in September 1998.

The Company has an outstanding receivable of $620,000 at December 31, 1997, related to a project for which the Company is a subcontractor. This receivable relates to the cost of delays and inefficiencies, as a result of environmental hazards at the worksite. The Company anticipates recovering substantially all of these costs from the contractor during 1998, however there is no assurance that it will be collected. The Company is indemnified under a previous business combination for any losses resulting from this contract, although there can be no assurance that the Company will collect under the indemnity agreement.

During fiscal 1997, Internet increased its investment in equipment in support of its technical operations by $995,000.

The balance of goodwill as of December 31, 1997 is $2,198,000. Goodwill represents the balance paid for an acquired entity in excess of the net assets of the acquired company prior to the acquisition. The goodwill included in the balance sheet relates principally to the acquisition of Interwest by Internet. The goodwill is being amortized over a period of 5 to 20 years.

Results from Operations
As noted above, the Company changed its fiscal year end to December 31, and as a result, the current year activity includes 11 months of operating results as compared to 12 months in the previous year. Additionally, on September 1, 1996, the Company acquired Interwest and its subsidiaries and the prior year operating results includes only 5 months of Interwest activity.

In March 1998, the Company adopted a formal plan to sell its non-core business segments, consisting of Sound and Cable, as a part of the Company's strategic focus on providing integrated and high-end network systems. The segments have been presented as discontinued operations for the eleven months ended December 31, 1997 and the year ended January 31, 1997.

During fiscal 1997, the Company recorded a net loss of $4,575,000, including a $1,225,000 loss from discontinued operations, goodwill impairment of $328,000, and a loss from the sale of a subsidiary in the amount of $152,000. The loss from continuing operations before the goodwill impairment and loss from subsidiary was $2,870,000. This compares to an overall net loss in the prior year of $1,125,000 and $934,000 loss from continuing operations.

Net sales increased by $6,608,000 or 25% as compared to the prior year. The acquisition of Interwest accounted for $8,503,000 of the increase while Internet net sales (on a stand-alone basis) decreased by $1,895,000, or 11%. The primary cause for the decrease in Internet sales was the reduction in equipment sales from fiscal 1996 to fiscal 1997 (a $1,863,000 decrease). A number of factors contributed to this decrease. The prior year results included $989,000 of equipment sales from its "Indirect Sales Department" which was eliminated in early 1996. Also, the Company had been reducing its emphasis on equipment sales which do not include any recurring services. There is an intentional effort to sell "total network systems" as opposed to equipment only, which must usually be sold at lower margins because of increasing price competition. The conversion to this type of sale began in 1996 but this approach was stepped up 1997 and resulted in the decrease in equipment sales.

Cost of goods sold as a percentage of sales and the resulting gross margin percentages were not significantly different from the percentages in the prior year. The consistent gross margins from year to year is mostly attributable to the consistency of equipment and services revenue mix from fiscal 1996 (50% equipment sales as percentage of total sales) as compared to fiscal 1997 (51%).

Selling expenses were considerably higher in fiscal 1997 as compared to the prior year. As a percentage of revenue, selling expenses increased from 15% to 17%. Both Interwest and Internet (on a stand-alone basis) contributed to higher selling expenses due to the increase in sales staff and higher fixed costs for increased salaries. The Company believes that these increases can be controlled in future periods by restructuring its compensation plans and increasing its efforts to monitor the performance of individual sales representatives and taking corrective action on a more timely basis.

General and administrative ("G&A") expenses have increased both in actual dollars ($2,397,000) and as a percentage of revenue (from 16% in 1996 to 20% in 1997). The Company realized impairment of goodwill in the amount of $328,000 in the current year. The impairment was determined based on a comparison of the realizable value of the goodwill to its book basis. Another contributing factor to the increase was goodwill and intangible amortization expense which increased from $98,000 in fiscal 1996 to $406,000 in fiscal 1997.

G&A expenses also include a loss on the sale of its interest in a subsidiary company, Work Telcom Services, Inc. (WTS), in the amount of $152,000. The Company's basis in the shares of WTS was $309,000 and the shares were sold for $157,000. The Company received half of the sales price in cash and the other half in a note, secured by the shares sold, payable over five years. WTS contributed $28,000 towards the Company's loss in the current year and was considered to be non-core in its future operations.

For most of 1997, the Company did not realize the benefits of combining the two companies which was expected to occur after the acquisition of Interwest. There are ongoing efforts to reduce the overhead expenses of the Company and reduce G&A as a percentage of sales. As discussed in subsequent events, the Company reduced its staffing levels in March 1998. It is expected that this will have a positive effect in reducing its G&A expenses in future periods.

Subsequent Events
In March 1998, the Company announced that it has taken steps to brings its corporate structure in line with its corporate strategy by divesting non-core businesses and sales channels. Two subsidiaries, Sound and Cable, will be sold. In addition, the Company has re-sized its operations concentrating on areas which generate revenues and profits. As a result, 50 positions, or 21% of the Company's workforce (not including Sound and Cable) have been eliminated. In connection with this restructuring, the Company's president, Thomas C. Galley, resigned from his position as president and CEO. John M. Couzens replaces Mr. Galley as interim president and CEO. A non-recurring restructuring charge, which is expected to be not less than $500,000, will be reported in the first quarter of 1998.

Also in March 1998, the Company received $1.6 million from a related party in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. The note includes a conversion clause which allows conversion if the note is not paid when due and carries a conversion price of $4.25 per common share. Proceeds from the note will be used for working capital.

Year 2000
In January 1997, the Company developed a plan to deal with potential Year 2000 issues and began converting its computer systems to be Year 2000 compliant. The plan provides for the conversion efforts to be completed by the end of 1999. Year 2000 issues are the result of computer programs being written using two digits rather than four to define the applicable year. The total cost of the project is estimated to be no more than $20,000 and will be funded through operating cash flows. The Company is expensing all costs associated with these system changes as the costs are incurred.


Item 7.  FINANCIAL STATEMENTS

         The following Financial Statements are filed as part of this Report:
                                      Page

Independent Auditors' Reports                                              12-13

Consolidated Balance Sheet, December 31, 1997                                 14

Consolidated Statements of Operations, For the
Periods Ended December 31, 1997 and January 31, 1997                          15

Consolidated Statement of Stockholders' Equity,
For the Period from February 1, 1995 through
December 31, 1997                                                             16


Consolidated Statements of Cash Flows, For the
Periods Ended December 31, 1997 and January 31, 1997                          17

Notes to Consolidated Financial Statements                                 18-29











                                           Independent Auditors' Report


To the Board of Directors and Stockholders
Internet Communications Corporation
Greenwood Village, Colorado

We have audited the consolidated balance sheet (not included herein) of Internet Communications Corporation and Subsidiaries as of January 31, 1997, and the related accompanying consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Internet Communications Corporation and Subsidiaries as of January 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.




HEIN + ASSOCIATES LLP


May 2, 1997







                                           Independent Auditors' Report





The Board of Directors and Stockholders
Internet Communications Corporation:


We have audited the accompanying consolidated balance sheet of Internet Communications Corporation and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the eleven-month period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the December 31, 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Internet Communications Corporation and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the eleven-month period then ended in conformity with generally accepted accounting principles.




                                                     KPMG Peat Marwick LLP


March 20, 1998
INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 1997
(In Thousands, Except Share and Per Share Amounts)


Assets


Current assets:
    Trade receivables, net of $318 allowance for doubtful accounts and
       sales returns                                                                                     $  4,907
    Inventory                                                                                               3,255
    Prepaid expenses and other                                                                                328
    Costs and estimated earnings in excess of billings                                                      1,825
                                                                                                           ------
              Total current assets                                                                         10,315
Equipment, net                                                                                              2,015
Goodwill, net                                                                                               2,198
Spares inventory                                                                                              507
Net assets of discontinued operations                                                                       2,078
Other assets, net                                                                                           1,000
                                                                                                           ------

              Total assets                                                                               $ 18,113
                                                                                                           ======

Liabilities and Stockholders' Equity

Current liabilities:
    Notes payable                                                                                        $  4,435
    Accounts payable and accrued expenses                                                                   4,706
    Billings in excess of costs and estimated earnings                                                      1,537
    Unearned income and deposits                                                                            1,125
                                                                                                           ------
              Total current liabilities                                                                    11,803

Notes payable                                                                                                 209

Deferred revenue                                                                                              117
              Total liabilities                                                                            12,129
Stockholders' equity:
    Preferred  stock $0.0001 par value,  100,000,000  shares  authorized  Common stock, no par value, 20,000,000 shares authorized, 5,397,887
       shares issued and outstanding                                                                       13,965
    Stockholders' notes                                                                                       (31)
    Accumulated deficit                                                                                    (7,950)
                                                                                                           ------
              Total  stockholders'  equity 5,984  Commitments and  contingencies
(note 6)

              Total liabilities and stockholders' equity                                                 $ 18,113
                                                                                                           ======

See accompanying notes to consolidated financial statements.




INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Operations

Eleven Months Ended December 31, 1997 and
Twelve Months Ended January 31, 1997

(In Thousands, Except Per Share Amounts)


                                                                           December 31, 1997     January 31, 1997
Net sales:
    Equipment                                                                   $ 16,767                13,214
    Installation                                                                   3,977                 1,550
    Network services                                                              12,369                11,741
                                                                                  ------                ------

              Total sales                                                         33,113                26,505

Cost of sales                                                                     23,693                18,815
                                                                                  ------                ------

              Gross margin                                                         9,420                 7,690
                                                                                  ------                ------

Operating expenses:
    Selling                                                                        5,722                 3,995
    General and administrative                                                     6,648                 4,251
    Interest expense, net                                                            400                   378
                                                                                  ------                ------

              Total expenses                                                      12,770                 8,624
                                                                                  ------                ------

Loss from continuing operations                                                   (3,350)                 (934)

Discontinued operations -
    loss from operations                                                          (1,225)                 (191)
                                                                                  ------                ------

Net loss                                                                        $ (4,575)               (1,125)
                                                                                  ======                ======

Loss per share - basic and diluted:
    Weighted average common shares outstanding                                     5,216                 3,371
    Loss from continuing operations                                             $(0.64)                (0.28)
    Loss from discontinued operations                                           $(0.24)                (0.05)

              Net loss                                                          $(0.88)                (0.33)


See accompanying notes to consolidated financial statements.

     INTERNET COMMUNICATIONS CORPORATION
     AND SUBSIDIARIES

     Consolidated Statements of Stockholders' Equity

     Eleven Months Ended December 31, 1997 and
     Twelve Months Ended January 31, 1997

     (In Thousands Except Share Amounts)


                                                               Common stock          Stockholders'    Accumulated
                                                           Shares        Amount        notes            deficit             Total


       Balances, January 31, 1996                          2,400,686     $  5,198        (31)           (2,250)              2,917

       Stock options exercised                                 6,500           20          -                 -                  20
       Stock issued in connection with purchase of
           Interwest                                       2,306,541        5,480          -                 -               5,480
       Stock issued in connection with purchase of
           Paragon                                            25,000          113          -                 -                 113
       Net loss                                               -              -           -              (1,125)             (1,125)
                                                          ----------      -------       ----             -----               -----

       Balances, January 31, 1997                          4,738,727       10,811        (31)           (3,375)              7,405

       Stock options exercised                                 8,333           41        -                -                     41
       Stock issued in connection with purchase of
           Pueblo                                             12,570          100        -                -                    100
       Stock issued in connection with private
           placement, net                                    631,579        2,973        -                -                  2,973
       Stock issued to directors and advisors                  6,678           40        -                -                     40
       Net loss                                               -              -           -              (4,575)             (4,575)
                                                          ----------      -------       ----             -----               -----

       Balances, December 31, 1997                         5,397,887     $ 13,965        (31)           (7,950)              5,984
                                                           =========       ======         ==             =====               =====


     See accompanying notes to consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 1997


 (1) Summary of Significant Accounting Policies

Nature of Operations

The consolidated financial statements include the accounts of Internet Communications Corporation (the Company). The Company acquired the outstanding common stock of Interwest Communications Corporation, C.S. (Interwest) effective September 1, 1996, as more fully described in note 2. After the acquisition of Interwest, the Company became 46% controlled by Interwest Group. The Company is a wide and local area integrator of data and tele-communications equipment installation, services and carrier circuits.

In April 1997, the Company issued 631,579 shares of common stock for $3,000,000 and 63,158 warrants to purchase common stock at $5.70 per share exercisable for a period of 5 years to Interwest Group. After the purchase, Interwest Group owns 52% of the Company.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company; its wholly-owned subsidiary Interwest; its 97% subsidiary, Interwest Cable Network Systems, Inc. (Cable); its 80% subsidiary, Omega Business Communications Services, Inc. (Sound). The minority interests of the above subsidiaries are owned by the respective managers of each company and one of the managers has the option to acquire a stated number of additional shares at a specified price, but the manager would still own less than 50% of their respective entity. No minority interests in the losses of these subsidiaries has been recognized because the related minority interest liabilities have been reduced to zero. All material intercompany transactions and amounts have been eliminated in consolidation.

Change in Fiscal Year End

     The Company has elected to change its fiscal year end to December 31 from January 31, effective February 1, 1997. References to fiscal year 1996 relate to the year ended January 31, 1997.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents. The Company may deposit funds in a financial institution in excess of amounts insured by the Federal Deposit Insurance Corporation.

Concentrations of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued


 (1)     Summary of Significant Accounting Policies (continued)

         Substantially all of the Company's accounts receivable result from data and telecommunications hardware sales and related services. Historically, credit losses incurred by the Company have not been significant. The Company's activities are primarily located in the State of Colorado, however, activities are conducted throughout the United States.

         Inventory

         Inventory, which consists of finished goods (communications equipment), is stated at average cost. Spares inventory consists of finished parts used in servicing customer maintenance contracts and is depreciated over a five-year period. These amounts are stated at the lower of cost or market and a provision is provided for expected obsolescence.

         Equipment

         Equipment is stated at cost, and depreciation is calculated on a straight-line basis over the estimated useful lives of these assets generally five to seven years. Leasehold improvements are amortized over the lesser of the useful lives of the assets or the lease term. Expenditures for maintenance and repairs are expensed as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is reflected in operations.

         Equipment consisting of the following at December 31, 1997 (in thousands):

Telecommunications equipment                                            $ 2,338
Office furniture and equipment                                            2,159
Transportation equipment                                                     60
Leasehold improvements                                                      482
                                                                          -----
                                                                          5,039
Less accumulated depreciation and amortization                           (3,024)

             Total furniture and equipment                              $ 2,015
                                                                          =====

         Revenue Recognition

         Most of the Company's contracts are short-term. For contract revenue, the Company utilizes the percentage-of-completion method under which revenues are recognized by measuring the percentage of costs incurred to date to estimated total costs for each contract. Contract costs include direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, and tools.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued


 (1)     Summary of Significant Accounting Policies (continued)

         Operating costs are charged to expense as incurred. Provisions for estimated losses on incomplete contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

         Revenue on maintenance contracts is recognized over the term of the agreement. Unearned income represents the current month's advance billings and revenue received in advance for services under contract. These amounts will be recognized as revenue when earned. Commissions paid in advance are expensed over the term of the related noncancelable service agreements.

         Income Taxes

         The Company uses the asset and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

         Other Assets

         The excess of the purchase price over the net amount acquired recorded in the acquisition of Interwest is recorded as goodwill. Goodwill is being amortized on a straight-line basis over a period of 5 to 20 years. Accumulated amortization at December 31, 1997 is approximately $360,000.

         Other assets is comprised primarily of noncompete agreements and purchased customer lists which are being amortized on a straight-line basis over five years. At December 31, 1997, the related accumulated amortization is approximately $292,000.

         The amortization expense for the eleven months ended December 31, 1997 and the year ended January 31, 1997 for the above intangibles was approximately $406,000 and $98,000, respectively.

         Use of Estimates

         The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

         The Company's consolidated financial statements are based on a number of significant estimates, including the percentage of completion on projects in progress at year-end which is the basis for

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued



 (1)     Summary of Significant Accounting Policies (continued)

         the calculation of revenue earned for these projects. The Company's estimates to complete are determined by management for all projects in process at year-end and could change as future information becomes available. Management believes it is reasonably possible that there will be changes to total revenues and expenses on projects in process at year-end through change orders that will affect these projects' ultimate profitability.

         Fair Value of Financial Instruments

         The estimated fair values for financial instruments under SFAS No. 107, Disclosures About Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. At December 31, 1997, the Company believes the carrying values of its receivables, notes payables and accounts payable approximate their estimated fair values.

         Impairment of Long-Lived Assets

         The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of such assets  may  not  be  recoverable,  in  accordance  with  Statement  of
         Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS
         121). This review consists of a comparison of the carrying value of the asset with the asset's expected future undiscounted cash flows without interest costs. Estimates of expected future cash flows are to represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flow exceeds the carrying value of the asset, no impairment is recognized. If the carrying value of the asset exceeds the expected future cash flows, an impairment exists and is measured by the excess of the carrying value over the fair value of the asset. Any impairment provisions recognized are permanent and may not be restored in the future.

         Stock-Based Compensation

         In fiscal 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, (SFAS 123). SFAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting a new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company has elected not to adopt the fair value accounting method prescribed by SFAS 123 for employee stock compensation, and is subject only to the disclosure requirements prescribed by SFAS 123. Adoption of SFAS 123 has no effect on the Company's consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued


         Loss Per Share

         During 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128), which is effective for financial statements issued for periods ending after December 15, 1997. Under SFAS 128, basic loss per share is computed on the basis of weighted-average common shares outstanding. Diluted loss per share considers potential common stock in the calculation, and is the same as basic loss per share for the 11 months ended at December 31, 1997 and the year ended January 31, 1997, as all of the Company's potentially dilutive securities were anti-dilutive during these periods.

         Reclassifications

         Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 presentations. Such reclassifications has no effect on net income.

 (2)     Acquisitions

         In September 1996, the Company acquired the outstanding common stock of Interwest through the issuance of 2,306,541 shares of its common stock, which was valued at approximately $5,480,000. This acquisition was accounted for under the purchase method of accounting. The excess of the purchase price over the net liabilities acquired of approximately $2,162,000 is being amortized over a period not to exceed 20 years.

         Additionally, in October 1996, the Company purchased the assets of another entity for 25,000 shares of the Company's common stock and accounted for the acquisition under the purchase method of accounting.

         During 1997, the Company acquired its remaining interest in Interwest Communications Pueblo Corporation for 12,500 shares of common stock, valued at $100,000. Any pro-forma results of operations are immaterial to the consolidated financial statements.

 (3)     Contracts in Progress

         Costs  and   billings  on   uncompleted   contracts   included  in  the
accompanying consolidated financial statements are as follows (in thousands):

 Costs incurred on uncompleted contracts                             $ 5,879
 Estimated earnings                                                    1,790
                                                                       -----
                                                                       7,669
 Less:  Billings to date                                               7,381

                                                                     $   288
 Included in the accompanying  balance sheet accounts under the following captions:
        Costs and estimated earnings in excess of billings           $ 1,825
        Billings in excess of costs and estimated earnings             1,537
                                                                       -----
                                                                     $   288

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued


         The Company has entered into various contracts for the installation of wide-area and local-area voice and data networks. Progress billings are made to customers upon contract acceptance and completion of certain milestones. The Company expects to bill and collect all costs and estimated earnings in excess of billings as of December 31, 1997 in 1998.

 (4)     Goodwill

         In the fourth quarter of 1997, the Company recognized a goodwill impairment of $746,000 which is directly associated with discontinued operations (note 9). The goodwill is related to two of the Company's non-core business segments which the Company's Board of Directors have adopted a plan to sell during 1998.

         In addition, during the fourth quarter of 1997, the Company recognized a goodwill impairment of $259,000, which is recorded in general and administrative expenses. The goodwill relates to a 1996 purchase business combination and was determined to have been impaired because the purchased business was generating recurring operating losses and key employees were transferred to other operating units of the Company.

 (5)     Notes Payable

         In April 1997, the Company renegotiated its credit facility. The new facility consists of a line-of-credit for $5,000,000 with interest at prime plus 1/2% (totaling 9% at December 31, 1997) and a $450,000 facility to support a performance bond which will expire upon the release of the bond. As of December 31, 1997, there was $4,390,000 outstanding under the line-of-credit and there was no balance committed under the performance bond. The line-of-credit is collateralized by accounts receivable and inventory and expires in September 1998, but may be extended for an additional year at sole discretion of the financial institution. As of December 31, 1997, the Company was not in compliance with certain covenants to its credit facility, however, such covenants have been waived as of December 31, 1997 through the expiration of the credit facility. Pursuant to the waiver granted by the Company's lender, the Company and its lender must agree to the terms of an amendment to the credit facility to incorporate monthly cash flow covenants for the periods from May 1998 through August 1998, by April 15, 1998.

         The Company also has various notes payable agreements with various individuals totaling approximately $254,000 at December 31, 1997. In general, these notes are unsecured, however, a few are collateralized by certain equipment and vehicle of the Company. Interest accrues on these notes at between approximately 7% and 14% per annum.

         Future debt maturities as of December 31, 1997 are as follows (in thousands):

  1998                                                             $ 4,435
  1999                                                                 126
  2000                                                                  58
  2001                                                                  25
                                                                     -----

                                                                   $ 4,644

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued


 (6)     Commitments and Contingencies

         The Company leases office space, equipment and vehicles under noncancelable operating leases. Total rental expense for the eleven months ended December 31, 1997 and the year ending January 31, 1997 was $929,945 and $688,000, respectively. The total minimum rental commitments as of December 31, 1997 are as follows (in thousands):

                             1998                                 $   876
                             1999                                     768
                             2000                                     711
                             2001                                     616
                             2002                                     338
                             Thereafter                                -
                                                                      ---
                                                                  $ 3,309

         The Company also leases telecommunications circuits under noncancelable leases. The Company subleases these circuits to its customers as part of its normal operations. Minimum commitments under these agreements total approximately $1,275,000 for fiscal 1998, $1,500,000 for fiscal 1999 and 2000, $1,100,000 for fiscal 2001, and only minimal commitments thereafter.

         The Company has an outstanding receivable of $620,000 at December 31, 1997, related to a project for which the Company is a subcontractor. This receivable relates to the cost of delays and inefficiencies, as a result of environmental hazards at the worksite. The Company anticipates recovering substantially all of these costs from the contractor during 1998. The Company is indemnified by Interwest Group under a previous business combination for any losses resulting from this contract.

 (7)     Stockholders' Equity

         The Company has authorized 100,000,000 shares of preferred stock, which may be issued in series and with such preferences as determined by the Company's Board of Directors. As of December 31, 1997, no preferred stock has been issued.

         During the fiscal year 1996, the Company adopted, and the stockholders approved, an Incentive Stock Plan (Plan), that authorizes the issuance of up to 875,000 shares of common stock. Pursuant to the Plan, the Company may grant "incentive stock options" (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), non-qualified stock options and stock purchase rights or a combination thereof.

         Incentive stock options may not be granted at an exercise price of less than the fair market value of the common stock on the date of grant (except for holders of more that 10% common stock, whereby the exercise price must be at least 110% of the fair market value at the date of grant for incentive stock options). The term of the options may not exceed ten years.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued



         During the fiscal year 1996, the Company also adopted the Non Employee Directors' Stock Option Plan (Outside Directors' Plan), which provides for the grant of stock options to non-employee directors of the Company and any subsidiary. An aggregate of 40,000 shares of common stock are reserved for issuance under the Outside Directors' Plan. The exercise price of the options will be the fair market value of the stock on the date of grant. Outside directors are automatically granted options to purchase 10,000 shares initially and an additional 2,000 shares for each subsequent year that they serve. All options granted vest over a 3-year period from the date of the grant.

          The following is a summary of activity under these stock option plans for the eleven months ended December 31, 1997 and the year ended January 31, 1997:

                                                 Eleven months ended
                                               December 31, 1997                  Year ended January 31, 1997
                                          ----------------------------            ---------------------------
                                                            Weighted average                    Weighted average
                                          Number of shares   exercise price  Number of shares    exercise price

             Outstanding, beginning             659,844          $ 4.18            296,800           $ 3.44
             of period

                    Granted                     221,800            5.52            686,344             4.10
                    Exchanged                         -            -              (217,900)            3.20
                    Exercised                    (8,333)           4.95             (6,500)            3.00
                    Forfeitures                 (40,867)           4.53            (98,900)            4.20
                                                -------                            -------

             Outstanding,                       832,444            4.62            659,844             4.18
              end of period                     =======                            =======
                                                         =======

         The following tables summarize certain information about the Company's stock options at December 31, 1997.

                                      Options
                                  outstanding
                                                Weighted average     Weighted
        Range of                 Number of         remaining         average
        exercise                outstanding     contractual life  exercise price
         prices                   options

   $ 3.75 - 4.13                   444,844         8.2 years         $ 3.88
     4.81 - 6.25                   364,100         9.0                 5.27
     7.88 - 8.88                    23,500         9.7                 8.36
                                   -------

     3.75 - 8.88                   832,444         8.6                 4.62


                                                                     (continued)

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued



 (7)     Stockholders' Equity (continued)

                                    Options
                                exercisable
                                                                   Weighted
         Range of             Number of                            average
         exercise              options                          exercise price
          prices             exercisable

 $ 3.75 - 4.13                   222,422                           $ 3.88
   4.81 - 6.25                   140,776                             5.33
   7.88 - 8.88                     5,875                             8.36
                                 -------

   3.75 - 8.88                   369,073                             4.51
                                 =======

         Pro Forma Stock Based Compensation Disclosures

         The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options and warrants which are granted to employees. Accordingly, no compensation cost was recognized for grants of options during the eleven months ended December 31, 1997 and year ended January 31, 1997 to employees since the exercise prices were not less than the fair value of the Company's common stock on the grant dates. Had compensation cost been determined based on the fair value method described in SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:


                                     Eleven months ended
                                      December 31, 1997     Year ended
                                                          January 31, 1997

Net loss applicable to common
  shareholders:
       As reported                          $(4,575)          (1,125)
       Pro forma                             (5,612)          (1,803)

Net loss per common share - basic
  and diluted:
       As reported                          (0.88)            (0.33)
       Pro forma                            (1.08)            (0.53)

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued


         The weighted average fair value of options granted in the eleven months ended December 31, 1997 and the year ended January 31, 1997 on the date of grant was estimated to be $4.05 and $2.98, respectively, using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                Eleven months ended
                                 December 31, 1997
                                                             Year ended
                                                          January 31, 1997

  Expected volatility                    57%                   83%
  Risk-free interest rate                 6%                    7%
  Expected dividends                      -                     -
  Expected terms (in years)              10                     5


 (8)     Income Taxes

         Deferred income taxes are provided for differences between the tax and book basis of assets and liabilities as a result of temporary differences in the recognition of revenues or expenses for tax and financial reporting purposes.

 At December 31, 1997, these differences consist of the following
  (in thousands):
               Income tax loss carryforward                            $ 2,401
               Allowance on assets                                         263
               Deferred revenue                                             53
               Depreciation expense                                        258
               Other                                                        40
                                                                         -----
                                                                         3,015
                   Less valuation allowance                             (3,015)

                         Net                                          $   -

         The Company did not recognize tax benefits in 1997 and 1996 due to increases in the valuation allowance for deferred tax assets in those periods. The valuation allowance for deferred tax assets increased from $952,000 at January 31, 1997 to $3,267,000 at December 31, 1997, due
         primarily to an increase in the Company's net operating loss carryforwards.

         As of December 31, 1997, the Company has income tax loss carryforwards of approximately $6,436,000 which expire in the years 2006 through 2012. The utilization of the majority of these net operating loss carryforwards have been restricted because of ownership changes. These restrictions limit the amount of utilizable net operating loss carryforwards each year.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued


 (9)     Employee Saving Plans

         The Company provides two separate savings plans to its' employees: (1) the Internet Communications Employee Retirement Savings Plan and Trust, and (2) the Interwest Communications Employee Thrift Retirement Plan.

         The Internet Communications Employee Retirement Savings Plan and Trust permits employees to make contributions by salary reductions pursuant to section 401(k) of the Internal Revenue Code. This plan covers substantially all of the pre-merger Internet Communications Corporation employees who have been employed with the Company for six months and are at least 21 years of age. The Company may also make additional cash contributions at the discretion of the Board of Directors. Employees are fully vested in employer contributions after they complete six years of service. There were no Company contributions for the 11 month period ended December 31, 1997 or for the year ended January 31, 1997.

         The Interwest Communications Employee Thrift Retirement Plan permits employees to make contributions by salary reductions pursuant to
         section  401(k)  of  the  Internal   Revenue  Code.  This  plan  covers
         substantially all of the pre-merger Interwest Communications Corporation employees who have been employed with the Company for one year and are at least 21 years of age. Each employees contribution up to a maximum of 10% is matched 50% by the Company. The Company may also make additional cash contributions at the discretion of the Board of Directors. Employees are fully vested in employer contributions after they complete six years of service. Company contributions charged against income for the 11 month period ended December 31, 1997 and for the year ended January 31, 1997 were $97,689 and $44,675, respectively.

     Effective January 1, 1998, the Company adopted a new 401(k) plan. The new plan will merge the two existing plans together.

(10)     Discontinued Operations

         In March 1998, the Company's Board of Directors adopted a formal plan to sell its non-core business segments, consisting of Sound and Cable, as a part of the Company's strategic focus on providing integrated and high-end network systems. The Segments have been accounted for as discontinued operations in accordance with APB 30 for the 11 months ended December 31, 1997 and year ended January 31, 1997, which among other provisions, requires the plan of disposal to be carried out within one year (the Divestiture Period). Remaining assets and liabilities of Sound and Cable, primarily consist of accounts receivable and accounts payable. Summarized results of Sound and Cable for the last two years are as follows (dollars in thousands):

                                  Sound                           Cable
                                ---------                       -------
                          1997            1996            1997            1996
                          ----            ----            ----            ----

  Loss from operations    $ 476            69             749              122

         The January 31, 1997 consolidated financial statements have been restated to conform with December 31, 1997 presentation.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued


 (11)    Related Party Transactions

         The Company has entered into certain transactions in the normal course of business with related parties. As of December 31, 1997, the Company had outstanding related party receivables of $448,000, which are included in trade receivables, and related party payables of $129,000 which are included in accounts payable and accrued expenses.

(12)     Subsequent Event

         Subsequent to year end, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share.

Item 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Hein + Associates LLP served as independent accountant for the Company for the years ended January 31, 1996 and 1997. On September 15, 1997, the Company's Board of Directors on the recommendation of its Audit Committee selected KPMG Peat Marwick LLP to serve as its independent accountant with respect to subsequent periods. The Board of Director's failure to select Hein + Associates LLP as the Company's independent accountants constitutes their being "dismissed" as such term is used in Item 304 of Regulation S-K, under the Securities Act of 1933, as amended.

Hein + Associates LLP's reports on the Company's financial statements for the years ended January 31, 1996 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. During the years ended January 31 1996 and 1997 or for any subsequent interim period, the Company has not had any disagreement with Hein + Associates LLP on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures which disagreement if not resolved to the satisfaction of Hein + Associates LLP, would have caused Hein + Associates LLP to make reference to the subject matter of the disagreement in connection with its report.


                                    PART III

The information required by Part III, Items 9, 10, 11 and 12 of Form 10-KSB is incorporated herein by reference to Registrant's definitive Proxy Statement to be filed in connection with the Annual Meeting of Shareholders to be held in May 1998.


Item 13. EXHIBITS AND REPORTS ON FORM 8-K

(a)  Exhibits:


Exhibit
 No.         Exhibit                                               Location

3.1          Corporate Bylaws                                      Incorporated by reference to Exhibit No. 3.1 to
                                                                   the Registrant's Form S-18 Registration Statement
                                                                   No. 33-24299-D

3.2          Restated Articles of Incorporation filed with the     Filed Herewith
             Colorado Secretary of State on January 23, 1998


10.1         Non-Compete Agreement                                 Incorporated by reference to
             between Thomas C. Galley                              Registrant's Form 10-K dated
             and Internet                                          January 31, 1992, File No. 0-19578
             Communications Corporation
             dated December 23, 1991


10.2         Non-Compete Agreement                                 Incorporated by reference to
             between Arnell J. Galley                              Registrant's Form 10-K dated
             and Internet                                          January 31, 1992, File No. 0-19578
             Communications Corporation
             dated December 23, 1991

10.3         Non-Compete Agreement                                 Incorporated by reference to
             between Paul W. Greiving                              Registrant's Form 10-K dated
             and Internet                                          January 31, 1992, File No. 0-19578
             Communications Corporation
             dated December 23, 1991

10.4         Executive Employment Agreement between Thomas C.      Incorporated by reference to Registrant's Form
             Galley and Internet Communications Corporation        10-KSB dated January 31, 1995, File No. 0-19578
             dated May 1, 1994

10.5         Buy-Sell Agreement between Thomas C. Galley and       Incorporated by reference to Registrant's Form
             Internet Communications Corporation dated May 1,      10-KSB dated January 31, 1995, File No. 0-19578
             1994

10.6         Share Exchange Agreement, Stock Registration          Incorporated by reference to Registrant's Form 8-K
             Agreement, and Loan Agreement dated May 29, 1996,     dated May 29, 1996, File No. 0-19578
             between Internet Communications Corporation and
             Interwest Group

10.7         1995 Non-employee Director                            Incorporated by reference to
             Stock Option Plan, dated                              Registrant's definitive proxy,
             September 12, 1996                                    dated August 12, 1996, File No.
                                                                   0-19578


10.8         1996 Incentive Stock Plan, dated September 12, 1996   Incorporated by reference to Registrant's
                                                                   definitive proxy, dated August 12, 1996, File No.
                                                                   0-19578

10.9         1996 Incentive Stock Plan,                            Incorporated by reference to
             dated September 12, 1996                              Registrant's definitive proxy
             (as amended September 1996)                           dated May 30, 1997

10.10        1995 Non-employee Director                            Incorporated by reference to
             Stock Option Plan, dated                              Registrant's Form S-8 dated
             September 12, 1996 (as                                September 8, 1997
             amended)
10.11        Convertible Promissory Note dated March 20, 1998 in   Filed herewith
             the amount of $1,600,000

22.1         Subsidiaries of the Registrant                        Incorporated by reference to Exhibit 22.1 to
                                                                   Registrant's Report on Form 10-K for the year
                                                                   ended January 31, 1997, File No. 33-24299


23.1         Consent of KPMG Peat Marwick LLP                      Filed herewith


(b) Reports on Form 8-K:

There were no reports on Form 8-K filed during the quarterly period ending December 31, 1997.


SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    INTERNET COMMUNICATIONS CORPORATION
                                    (Registrant)

Date:    March 30, 1998             By:     /s/ John M. Couzens
                                            -------------------
                                            John M. Couzens, President and
                                            Principal Executive Officer

In accordance the Exchange Act, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:    March 30, 1998             By:     /s/ John M. Couzens
                                            -------------------
                                            John M. Couzens, President and
                                            Principal Executive Officer


Date:    March 30, 1998             By:     /s/ Paul W. Greiving
                                            --------------------
                                           Paul W. Greiving, Chief Financial
                                           Officer and Chief Accounting Officer


Date:    March 30, 1998             By:     /s/ John M. Couzens
                                            -------------------
                                            John M. Couzens, Director


Date:    March 30, 1998             By:     /s/ Thomas C. Galley
                                            --------------------
                                            Thomas C. Galley, Director


Date:    March 30, 1998             By:     /s/ Craig D. Slater
                                            -------------------
                                            Craig D. Slater, Director


Date:    March 30, 1998             By:     /s/ Peter A. Guglielmi
                                            ----------------------
                                            Peter A. Guglielmi, Director


Date:    March 30, 1998             By:     /s/ William J. Maxwell
                                            ----------------------
                                            William J. Maxwell, Director

APPENDIX D



                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington,  D.C.  20549

            FORM 10-Q/A--QUARTERLY REPORT UNDER SECTION 13 OR (15)d
                    OF THE SECURITIES EXCHANGE ACT OF 1934

(Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended JUNE 30, 1998
                               -------------

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _____________ to _____________

Commission file number 0-19578
                       -------

                      INTERNET COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------
          COLORADO                                        84-1095516
-------------------------------                 --------------------------------
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                         identification No.)

7100 E. BELLEVIEW AVENUE, SUITE 201, GREENWOOD VILLAGE, COLORADO       80111
--------------------------------------------------------------------------------
     (Address of principal executive offices)                        (Zip Code)

                                (303) 770-7600
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days.     [X] Yes      [ ] No

AT AUGUST 10, 1998, 5,617,137 SHARES OF COMMON STOCK, NO PAR VALUE, WERE OUTSTANDING.

Page 1 of 15 pages.


                      INTERNET COMMUNICATIONS CORPORATION

                                     INDEX

                                                                       PAGE
                                                                       ----

        Form 10-Q Cover Page                                             1

        Index Page                                                       2

Part I  FINANCIAL INFORMATION

        Condensed Consolidated Balance Sheets at                         3
        June 30, 1998 and December 31, 1997

        Condensed Consolidated Statements of Operations For the          4
        Three and Six months ended June 30, 1998 and July 31, 1997

        Condensed Consolidated Statements of Cash Flows                  5
        For the Six months ended June 30, 1998 and July 31, 1997

        Notes to Condensed Consolidated Financial Statements             6

        Management's Discussion and Analysis of Financial                9
        Condition and Results of Operations

Part II OTHER INFORMATION

        Item 1 - Legal Proceedings                                      14

        Item 2 - Changes in Securities and use of Proceeds              14

        Item 3 - Defaults upon Senior Securities                        14

        Item 4 - Submission of Matters to a Vote of                     14
                 Security Holders

        Item 5 - Other Information                                      14

        Item 6 - Exhibits and Reports on Form 8-K                       14

        Signature Page                                                  15

                                       2


INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)


                                                             June 30            December 31,
                                                              1998                  1997
                                                         --------------        --------------
                                                           (Unaudited)

ASSETS

Current Assets:
   Cash                                                        $    422                   ---
   Trade receivables, net of allowance for doubtful
     accounts and sales returns                                   7,238                 4,907
   Inventory                                                      3,563                 3,255
   Prepaid expenses and other                                       543                   328
   Costs and estimated earnings in excess of billings               933                 1,825
                                                         --------------        --------------
          Total current assets                                   12,699                10,315

Equipment, net                                                    1,642                 2,015
Goodwill, net                                                     2,126                 2,198
Spares inventory                                                    410                   507
Net assets of discontinued operations                               496                 2,078
Other, net                                                          874                 1,000
                                                         --------------        --------------

          Total assets                                         $ 18,247                18,113
                                                         ==============        ==============

Current Liabilities:
   Notes payable                                               $  6,135                 4,435
   Accounts payable and accrued expenses                          6,441                 4,706
   Billings in excess of costs and estimated earnings             1,047                 1,537
   Unearned income and deposits                                   1,069                 1,125
                                                         --------------        --------------
          Total current liabilities                              14,692                11,803

Notes payable and other long term obligations                       364                   209
Deferred revenue                                                    167                   117
                                                         --------------        --------------
          Total liabilities                                      15,223                12,129

Stockholders' equity:
   Common stock, no par value                                    14,758                13,965
   Stockholders' notes                                              (22)                  (31)
   Accumulated deficit                                          (11,712)               (7,950)
                                                         --------------        --------------
          Total stockholders' equity                              3,024                 5,984
                                                         --------------        --------------

          Total liabilities and stockholders' equity           $ 18,247                18,113
                                                         ==============        ==============

-----------------------------------------
See accompanying notes to these condensed consolidated financial statements

                                       3


INTERNET COMMUNICATIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

                                                 For Three Months Ended                 For Six Months Ended
                                             -------------------------------         ---------------------------
                                                June 30,           July 31,           June 30,        July 31,
                                                 1998                1997              1998             1997
                                                 ----                ----              ----             ----
                                              (Unaudited)        (Unaudited)       (Unaudited)       (Unaudited)

Sales:

    Network Services                              3,880               3,246             7,579           6,481
    Network Integration                           4,662               7,542             9,176          12,997
                                             ----------          ----------        ----------      ----------
          Total sales                             8,542              10,788            16,755          19,478

Cost of  Sales                                   (5,926)             (7,385)          (12,307)        (13,399)
                                             ----------          ----------        ----------      ----------
    Gross margin                                  2,616               3,403             4,448           6,079
                                             ----------          ----------        ----------      ----------

Operating expenses:
    Selling                                       1,189               1,632             2,899           3,151
    General and administrative                    1,467               1,614             3,378           3,083
    Restructuring                                    --                  --             1,199              --
    Interest expense, net                           169                 109               291             249
    Other                                            --                  13                --              13
                                             ----------          ----------        ----------      ----------
          Total expenses                          2,825               3,368             7,767           6,496
                                             ----------          ----------        ----------      ----------

Income (Loss) from continuing operations           (209)                 35            (3,319)           (417)


Discontinued operations --
    Income (Loss) from operations                    --                 148              (206)            (43)
    Estimated loss on disposal                       --                  --              (237)             --
                                             ----------          ----------        ----------      ----------
Net Income (Loss)                               $  (209)                183            (3,762)           (460)
                                             ----------          ----------        ----------      ----------

Income (Loss) per share - basic and diluted:
    Weighted average common shares outstanding    5,460               5,618             5,429           5,071

    Income (Loss) from continuing operations      (0.04)               0.01             (0.61)          (0.08)
    Income (Loss) from discontinued operations      N/A                0.02             (0.08)          (0.01)
          Net Income (Loss)                     $ (0.04)               0.03             (0.69)          (0.09)

-----------------------------------------
See accompanying notes to these condensed consolidated financial statements

                                       4


INTERNET COMMUNICATIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share amounts)



                                                                                        For the six months ended
                                                                                      ----------------------------
                                                                                      June 30             July 31,
                                                                                        1998                1997
                                                                                        ----                ----
                                                                                      (Unaudited)         (Unaudited)

Cash flows from operating activities:

   Net loss from continuing operations                                                 $ (3,319)              (417)
   Adjustments to reconcile net loss from continued operations
       Depreciation and amortization                                                        697                687
       Allowance for doubtful accounts and sale returns                                      16                 (3)
       Changes in operating assets and liabilities:
         (Increase) decrease in:
             Receivables                                                                 (2,347)               295
             Inventory                                                                     (303)              (616)
             Prepaid expenses and other                                                    (192)                20
             Costs in excess of billings and estimated earnings                             892                 --
          Increase (decrease) in:
             Accounts payable                                                             1,790                265
             Unearned income                                                                 (6)                33
             Accrued expenses                                                               145                 --
             Billings in excess of costs and estimated earnings                            (490)                --
                                                                                     ----------         ----------
       Net cash provided by (used in) operating activities                               (3,117)               264
       Net cash provided by (used in) operating activities of
             discontinued operations                                                      1,139                118

Cash flows from investing activities:
   Capital expenditures                                                                     (90)              (393)
   Proceeds from sales of assets                                                             34                 --
                                                                                     ----------         ----------
       Net cash used in investing activities                                                (56)              (393)


Cash flows from financing activities:
   Proceeds from sale of common stock                                                        --              3,011
   Expenses from sale of common stock                                                        --                (29)
   Repayment of debt                                                                     (2,941)            (6,313)
   Proceeds from debt                                                                     4,595              3,041
   Repayment of stockholders' note                                                            9                 --
   Proceeds from exercise of stock options                                                  793                 --
                                                                                     ----------         ----------
       Net cash provided by (used in)
          financing activities                                                            2,456               (290)
                                                                                     ----------         ----------

Increase (decrease) in cash:                                                                422               (301)
Cash, beginning of period                                                                    --                571
                                                                                     ----------         ----------
Cash, end of period                                                                    $    422                270
                                                                                     ==========         ==========


-----------------------------------------
See accompanying notes to these condensed consolidated financial statements.

                                       5


                      INTERNET COMMUNICATIONS CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1998
                                  (Unaudited)

NOTE 1 -- BASIS OF PRESENTATION
          ---------------------

The financial statements included herein have been prepared by Internet Communications Corporation ("Internet" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and include all adjustments which are, in the opinion of management, necessary for a fair presentation. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures are adequate to make the information presented not misleading. However, it is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto which are included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997. The financial data for the interim periods may not necessarily be indicative of results to be expected for the year.

CHANGE IN FISCAL YEAR END

The Company elected to change its fiscal year end to December 31 from January 31, effective February 1, 1997. References to the second quarter of 1997 relate to the three-month period ended July 31, 1997.

DISCONTINUED OPERATIONS

In March 1998, the Company's Board of Directors adopted a formal plan to sell its non-core business segments ("Segments"). The Segments have been accounted for as discontinued operations in accordance with APB 30. As of the issuance date of the Company's Annual Report on Form 10-SKB for the year ended December 31, 1997, management was not anticipating net losses on the disposal of the Segments or the related interim period results of operations. Subsequent to this date, based in part on the definitive agreements entered into on April 30, 1998, management determined that a net loss on disposal would be incurred as well as operating losses. Management revised its estimates in the financial statements for the quarter ended March 31, 1998. The results of operations and disposition of the discontinued operations for the quarter ended June 30, 1998 are consistent with the Company's revised estimates. Remaining assets and liabilities of the Segments referred to as Omega Business Communications Services, Inc. ("Omega") and Interwest Cable Network Systems, Inc. ("ICNS"), primarily consist of accounts receivable and accounts payable. The July 31, 1997 consolidated financial statements have been restated to conform to the June 30, 1998 presentation.

NOTE 2 -- AGREEMENT AND PLAN OF MERGER
          ----------------------------

On June 5, 1998, the Company executed a definitive Agreement and Plan of Merger (the "Merger Agreement") with Rocky Mountain Internet, Inc. ("RMI"). Upon consummation, the Company will become a wholly-owned subsidiary of RMI and the shareholders of the Company will receive $6.764 per share of common stock of the Company, for a total consideration to its shareholders of approximately $39.4 million. Additionally, in connection with the merger, RMI will repay certain of the Company's indebtedness. The acquisition is subject to the approval of the Company's shareholders and other customary conditions. Interwest Group Inc. ("Interwest Group") holds in excess of 50% of the outstanding shares of common stock of the Company and has agreed to vote in favor of the transaction

                                       6


pursuant to a Voting Agreement dated June 5, 1998 between Interwest Group and
RMI.

NOTE 3 - NOTES PAYABLE
         -------------

In March 1998, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share. Under certain circumstances, this note will be paid off as part of the proposed acquisition by RMI.

The Company has a borrowing agreement with a lending institution which provides for a $5.0 million credit facility. At June 30, 1998, the Company had borrowed $4.5 million against the facility. The credit facility will be paid off as part of the proposed acquisition by RMI. The borrowing agreement expires on September 19, 1998. In the event that the acquisition by RMI is not consummated, the Company's intention would be to renew the line of credit with the bank, however, there is no assurance that the Company will be successful.

NOTE 4 - STOCKHOLDERS' EQUITY
         --------------------

During the quarter ended June 30, 1998, 194,250 options to purchase shares of common stock were exercised for a total consideration of $793,000.

On May 19, 1998, the Company's shareholders approved an amendment to the Company's 1996 Incentive Stock Plan which increases the number of options which may be granted from 875,000 shares to 975,000 shares.

NOTE 5 - INCOME (LOSS) PER SHARE
         -----------------------

Basic income (loss) per share is computed on the basis of weighted-average common shares outstanding. Diluted loss per share considers potential common stock in the calculation, and is the same as basic loss per share for the three months and six months ended June 30, 1998 and the six months ended July 31, 1997, as all of the Company's potentially dilutive securities were anti-dilutive during these periods. For the three months ended July 31, 1997, the potential common stock in the calculation of diluted earnings per share includes the assumed conversion of the then outstanding warrants and certain of the outstanding stock options.

NOTE 6 - IMPACT OF RECENTLY ISSUED ACCOUNTING PROUNOUNCEMENTS
         ----------------------------------------------------

Effective January 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires that all items which are components of comprehensive earnings or losses be reported in a financial statement in the period in which they are recognized. The Company has no items which are components of comprehensive earnings or losses, other than net income (loss), accordingly the adoption of this pronouncement had no effect on the accompanying financial statements.

The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"), which is effective for all fiscal years beginning after June 15, 1999. SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities by requiring that all derivative instruments be reported as assets or liabilities and measured at their fair values. Although management of the Company has not completed its assessment of the impact of SFAS 133 on its consolidated results of operations and financial position, management estimates that the impact of SFAS 133 will not be material.

                                       7


NOTE 7 - YEAR 2000 RISKS
         ---------------

Currently, many computer systems, hardware and software products are coded to accept only two digit entries in the date code field and, consequently, cannot distinguish 21/st/ century dates from 20/th/ century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. The Company and third parties with which the Company does business rely on numerous computer programs in their day to day operations.

The Company has begun the process of identifying computer systems that could be affected by the Year 2000 issue as it relates to the Company's internal hardware and software, as well as third parties which provide the Company goods or services. The Company groups its analysis of these software, hardware and systems into the following four categories:

        (a) Customer Network Installations, where the Company has installed third party vendor equipment and may or may not provide ongoing maintenance and support to the customer and their network.

        (b) Network Control Center, where the Company monitors and manages the integrity and quality of customer networks.

        (c) Third party vendors and providers (other than the equipment vendors referred to above), including those which provide the Company with services such as its data transmission capacity.

        (d) Corporate Administrative Functions, including financial systems and other corporate functions.

For categories (a) and (b), the Company has substantially completed its inventory of the software and devices involved. During this inventory phase, the project team has been working with third party equipment and software vendors to assess whether these devices and software programs are date dependent and whether it is anticipated that they will be Year 2000 compliant.

The Company has not commenced a detailed inventory and assessment process for categories (c) and (d) as these were deemed to be less critical to the Company's operations and less likely to require remediation or replacement.

The inventory and assessment for each of the four categories should be completed by the end of 1998. Testing, remediation and replacement will commence in the fourth quarter of 1998 for selected areas and will commence by the first quarter of 1999 for all categories. The Company has not developed a contingency plan which would be utilized if current efforts by the Company and its vendors are unsuccessful.

In the event that the Company acquires other assets of businesses, the software and hardware acquired by the Company in connection with those business combinations may also be Year 2000 non-compliant.

There can be no assurance that the Year 2000 issues will be resolved in 1998 or 1999. The Company does not currently have an estimate of the total costs required for this effort and may incur significant costs in resolving its Year 2000 issues. If not resolved, this issue would have a material adverse impact on the Company's business, operating results, financial condition and cash flow.

                                       8


                      INTERNET COMMUNICATIONS CORPORATION

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE
----------------------------------------------------------------------
SECURITIES LITIGATION REFORM ACT OF 1995
----------------------------------------

This 10-Q contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements in this 10-Q are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.

With regard to the Company, the most important factors include, but are not limited to, the following:

     - Changing technology.
     - Competition.
     - Possible future government regulation.
     - Competition for talented employees.
     - Company's ability to fund future operations.
     - Company's need to refinance debt.

The following is management's discussion and analysis of certain significant factors which have affected the Company's financial condition and results of operations during the periods included in the accompanying condensed financial statements.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

CAPITAL RESOURCES

In March 1998, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share. Under certain circumstances, this note will be paid off as part of the proposed acquisition by RMI.

The Company has a borrowing agreement with a lending institution which provides for a $5.0 million credit facility. At June 30, 1998, the Company had borrowed $4.5 million against the facility. The borrowing agreement expires on September 19, 1998. The credit facility will be paid off as part of the proposed acquisition by RMI. In the event that the acquisition by RMI is not consummated, the Company's intention would be to renew the line of credit with the bank, however, there is no assurance that the Company will be successful.

During the quarter ended June 30, 1998, the Company received an inquiry from NASDAQ regarding compliance with listing requirements. The Company responded to the inquiry and NASDAQ has given the Company an extension until September 15, 1998 to complete the merger with RMI or demonstrate

                                       9


compliance with the listing requirements or be delisted. The Company is currently in compliance. Delisting of the Common Stock from NASDAQ could have an adverse effect on the stock price.

LIQUIDITY

At June 30, 1998, the Company had a working capital deficit of $1,993,000, which included $6,135,000 relating to the current portion of long term debt and amounts outstanding under the Company's credit facility. As of March 31, 1998 and December 31, 1997, the working capital deficits were $3,697,000 and $1,488,000, respectively. The March 31, 1998 and December 31, 1997 working capital deficits included $6,639,000 and $4,435,000, respectively, relating to the current portion of long term debt and amounts outstanding under the Company's credit facility.

The Company's accounts receivable, net of allowance for doubtful accounts and sales returns, at June 30, 1998, were $7,238,000 as compared to $6,320,000 at March 31, 1998 and $4,907,000 at December 31, 1997. As discussed in the March 31, 1998 Form 10-Q, the Company converted its primary management information system in January which resulted in an inability to invoice customers on a timely basis. The Company is currently billing on a timely basis. In addition, certain of the Company's customers considered the descriptive detail provided on the invoices to be inadequate and have delayed payment pending additional support being provided by the Company. This issue has contributed to the increase in receivables during the second quarter. The Company is committing additional resources in the collections area to address the customers concerns. Continued delays in collection or uncollectibility of accounts receivable could have an adverse effect on the Company's liquidity and working capital position.

Inventory levels increased due, in part, to the staging of materials on a significant contract.

Accounts payable and accrued expenses at June 30, 1998 were $6,441,000 as compared to $6,253,000 at March 31, 1998 and $4,706,000 at December 31, 1997.
The significant increase in accounts receivable in the first quarter resulted in the Company extending the time in which it paid its vendors. The Company did make improvements in the timing of payments to vendors during the second quarter, assisted by the proceeds from the exercise of stock options and the disposition of discontinued operations.

The Company incurred capital expenditures of $37,000 during the quarter ended June 30, 1998 and $90,000 for the six months ended June 30, 1998. There are no material commitments for capital expenditures and the Company is maintaining tight controls over its capital purchases.

RESULTS OF OPERATIONS:
----------------------

RESTRUCTURING

In March 1998, the Company announced a restructuring plan aimed at tightening the strategic focus on the data communications network service marketTim KershisnikFinancial Printing GroupIn March 1998, the Company announced a restructuring plan aimed at tightening the strategic focus on the data communications network service market. Management determined the Company had over-extended resources in the Rocky Mountain region and had evolved into an overly complex organization. Accordingly, the number of departments was reduced, employees were separated from the Company, the number of manufacturers' product lines were reduced and the wholesale engineering services business launched during the fourth quarter of the fiscal year ended December 31, 1997 was closed.

These restructuring actions resulted in the Company recognizing expenses for the three months ended March 31, 1998 totaling $1,608,000. The expenses have been classified for financial statement purposes as follows:


Operating expenses:

  Restructuring:
       Employee Severance                 $  653,000
       Closure of Wholesale
            Engineering Company              274,000
       Facilities Consolidation              229,000
       Other                                  43,000
                                          ----------
                                           1,199,000
                                          ----------
Cost of Sales:
       Product Line Reduction                409,000
                                          ----------

       Total                              $1,608,000
                                          ----------

Employee Severance: The Company severed 50 positions and accepted the resignations of Thomas C. Galley, the Company's former President, CEO and a Director, and Arnell Galley, the Company's former Secretary, Vice President Administration and a Director. The severed employees each signed a Severance Agreement and Legal Release, which provided them 30 days severance pay and continued health insurance coverage for the month of April 1998. As disclosed in the Company's Definintive Proxy Statement filed April 23, 1998, Mr. Galley entered into a Severance Agreement and Mutual Legal Release whereby the Company agreed to pay a total of two years severance at a rate of $160,000 per year. Also, as described in the Definitive Proxy Statement, Mrs. Galley entered into a Severance Agreement and Mutual Legal Release whereby the Company agreed to pay a total of twelve months severance pay at a rate of $100,000 per year.

Closure of Wholesale Engineering Company: The Company launched an entirely separate wholesale engineering services business during the fourth quarter of the fiscal year ended December 31, 1997, which was closed as part of the restructuring. The restructuring expenses include an accrual of a liability triggered by the closure of the business related to a contractual agreement entered into by the Company.

Facilities Consolidation: The facilities consolidation expense includes the cost of leased space which would no longer be required by the Company, for the period from the date of the restructuring to the estimated date of securing a sublease and the related real estate brokers commissions for subletting the space. In addition, the expense includes the net furniture costs in excess of expected trade in or sales value.

Other: Other represents legal fees related to the severance plan and agreements and disposition of vehicles related to the restructuring.

Product Line Reduction: The Company's restructuring plan included a clearly defined approach to hardware and material offerings. The Company undertook a review of the then offered products which included the product and technical support requirements and the manufacturer's warranty, quality standards and support standards. As a result of this review, the Company reduced the number of approved vendors from 51 to 22. This reduction in product offerings allows the Company to reduce future training costs and allow its technicians to be more proficient on the products offered. The product line reduction expense represents inventory that would no longer be offered as part of the Company's standard product offerings.

The balance of these restructuring expenses remaining to be funded as of June 30, 1998 was approximately $829,000.


                                       10


March 31, 1998 in the amount of $1,608,000. The balance of these restructuring expenses remaining to be funded as of June 30, 1998 was approximately $829,000.

DISCONTINUED OPERATIONS

Pursuant to a plan adopted in March 1998, the Company executed two separate divestiture agreements on April 30, 1998 for its non-strategic subsidiaries, Omega and ICNS. The Segments have been accounted for as discontinued operations in accordance with APB 30. The remaining assets and liabilities of the Segments at June 30, 1998 primarily consisted of accounts receivable and accounts payable.

The Company executed a Stock Purchase Agreement on April 30, 1998 for the sale of its 80% ownership of the common stock of Omega to Omega's vice president and sole minority shareholder. The consideration for the sale of Company's common stock ownership of Omega was $209,000.

The Company executed an Agreement on April 30, 1998 for the transition of the business activities of its wholly owned subsidiary, ICNS, to a newly formed corporation ("MetroWest") owned and operated by the principal managers of ICNS. The Agreement specifies that MetroWest shall satisfactorily complete the ICNS contracts existing at April 30, 1998. ICNS shall pay MetroWest incentive compensation for the completion and final customer acceptance of ICNS contracts. As of June 30, 1998, there were seven ICNS contracts pending completion. These contracts are scheduled to be completed between July 1998 and January 1999.

As of the issuance date of the Company's Annual Report on Form 10-SKB for the year ended December 31, 1997, management was not anticipating net losses on the disposal of the Segments or the related interim period results of operations. Subsequent to this date, based in part on the definitive agreements entered into on April 30, 1998, management determined that a net loss on disposal would be incurred as well as operating losses. Management revised its estimates in the financial statements for the quarter ended March 31, 1998. The results of operations and disposition of the discontinued operations for the quarter ended June 30, 1998 are consistent with the Company's revised estimates.

CONTINUING OPERATIONS

The following analysis of continuing operations incorporates the quarter ending March 31, 1998 operating results, due to the effect of the restructuring discussed above, on the Company's business.

SALES
-----            Three Months Ended               Six Months Ended
         ----------------------------------   ------------------------
          June 30     March 31     July 31      June 30      July 31
            1998        1998        1997         1998         1997
            ----        ----        ----         ----         ----
         $8,542,000  $8,234,000  $10,788,000  $16,755,000  $19,478,000

Revenues decreased by $2,246,000 or 20.8%, and $2,723,000 or 14.0% for the three months and six months ended June 30, 1998, as compared to the 1997 periods. Work Telcom, a division of Internet which was sold in 1997 accounted for $229,000 and $395,000 of revenues for the three and six months ended July 31, 1997. The Telesales division, which was phased out in 1997, accounted for $598,000 and
$1,175,000 of revenues for the three and six months ended July 31, 1997.   The
decrease in sales, excluding Work Telcom and the Telesales division, for the three months is due primarily to two large contracts which accounted for $1,270,000 of sales. The Company did not have any comparable contracts during the second quarter of 1998. For the six months, the decrease was also affected by a significant fiber infrastructure construction contract which was outside the normal scope of the Company's business, which was completed during the first quarter of 1997. These decreases were offset by service sales which

                                       11


increased by $634,000 or 19.5%, and $1,098,000 or 17.0% for the three and six months ended June 30, 1998, reflecting the Company's continued emphasis to increase sales of recurring services contracts.

Sales increased by 3.7%, or $308,000 for the quarter ended June 30, 1998 compared to the quarter ended March 31, 1998. This increase was due to a 3.3% increase in network integration revenue and a 4.2% increase in network services revenue.

Gross Margin
------------

Gross margin for the three and six months ended June 30, 1998 was 30.6% and 26.6% of sales versus 31.5% and 31.2% for the comparable periods in the prior
year.   The gross margin for the three months ended March 31, 1998 was 22.3%.

As discussed above, included in Cost of Sales, is $409,000 of product line reduction expense related to the Company's restructuring. Excluding the effects of the product line reduction expense, the gross margin for the six months ended June 30, 1998 and three months ended March 31, 1998 would have been 29.0% and 27.2% respectively.

Selling Expenses
----------------
                         Three Months Ended               Six Months Ended
                    ---------------------------------   ---------------------
                     June 30     March 31    July 31     June 30     July 31
                       1998        1998        1997        1998        1997
                       ----        ----        ----        ----        ----
                    $1,189,000  $1,710,000  $1,632,000  $2,899,000  $3,151,000

Selling expenses decreased by $443,000 or 27.1%, and $252,000 or 8.0% for the three months and six months ended June 30, 1998, as compared to the 1997 periods. Selling expenses as a percentage of revenue were lower in the current quarter (13.9%) as compared to the same period in the prior year (15.1%) and the quarter ended March 31, 1998 (20.8%), reflecting costs savings realized as a result of the restructuring in March, which included a reduction in the company's sales force. Selling expenses as a percentage of revenue for the six-month period ended June 30, 1998 were 17.3% as compared to 16.2% for same period in the prior year.

GENERAL &
---------
ADMINISTRATIVE
--------------
                         Three Months Ended             Six Months Ended
                  ---------------------------------   ---------------------
                   June 30     March 31    July 31     June 30     July 31
                    1998        1998        1997        1998        1997
                    ----        ----        ----        ----        ----
                 $1,467,000  $1,911,000  $1,614,000  $3,378,000  $3,083,000

For the three months ended June 30, 1998, general and administrative costs decreased by $147,000 or 9.1% over the prior year quarter and $444,000, or 23.2% over the quarter ended March 31, 1998. The decrease in expense is due to lower personnel costs and decreases in rent and office expenses resulting from the
restructuring,   General and administrative costs for the six month period ended
June 30, 1998 increased by $295,000 or 9.6% over the prior year, due to the increase in personnel costs, settlement costs, and increases in allowances for bad debt and obsolete inventory incurred in the first quarter of 1998.

YEAR 2000 RISKS

Currently, many computer systems, hardware and software products are coded to accept only two digit entries in the date code field and, consequently, cannot distinguish 21/st/ century dates from 20/th/ century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. The Company and third parties with which the Company does business rely on numerous computer programs in their day to day operations.

The Company has begun the process of identifying computer systems that could be affected by the Year 2000 issue as it relates to the Company's internal hardware and software, as well as third parties which

                                       12


provide the Company goods or services. The Company groups its analysis of these software, hardware and systems into the following four categories:

     (a) Customer Network Installations, where the Company has installed third party vendor equipment and may or may not provide ongoing maintenance and support to the customer and their network.

     (b) Network Control Center, where the Company monitors and manages the integrity and quality of customer networks.

     (c) Third party vendors and providers (other than the equipment vendors referred to above), including those which provide the Company with services such as its data transmission capacity.

     (d) Corporate Administrative Functions, including financial systems and other corporate functions.

For categories (a) and (b), the Company has substantially completed its inventory of the software and devices involved. During this inventory phase, the project team has been working with third party equipment and software vendors to assess whether these devices and software programs are date dependent and whether it is anticipated that they will be Year 2000 compliant.

The Company has not commenced a detailed inventory and assessment process for categories (c) and (d) as these were deemed to be less critical to the Company's operations and less likely to require remediation or replacement.

The inventory and assessment for each of the four categories should be completed by the end of 1998. Testing, remediation and replacement will commence in the fourth quarter of 1998 for selected areas and will commence by the first quarter of 1999 for all categories. The Company has not developed a contingency plan which would be utilized if current efforts by the Company and its vendors are unsuccessful.

In the event that the Company acquires other assets of businesses, the software and hardware acquired by the Company in connection with those business combinations may also be Year 2000 non-compliant.

There can be no assurance that the Year 2000 issues will be resolved in 1998 or 1999. The Company does not currently have an estimate of the total costs required for this effort and may incur significant costs in resolving its Year 2000 issues. If not resolved, this issue would have a material adverse impact on the Company's business, operating results, financial condition and cash flow.

                                       13


PART II

ITEM 1.   LEGAL PROCEEDINGS
          -----------------

   NONE

ITEM 2.   CHANGES IN SECURITIES AND USE OF PROCEEDS
          -----------------------------------------

   In March 1998, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share.

   During the quarter ended June 30, 1998, 194,250 options to purchase shares of common stock were exercised for a total consideration of $793,000.

ITEM 3.   DEFAULTS UPON SENIOR SECURITIES
          -------------------------------

   NONE

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
          ---------------------------------------------------

   On May 19, 1998, the annual meeting of the Company's shareholders was held to vote on proposals contained in the proxy statement mailed to shareholders on April 17, 1998. The Company's shareholders elected Peter A. Guglielmi and Robert L. Smith, each to serve a three year term. The Company's shareholders also approved an amendment to the Company's 1996 Incentive Stock Plan to increase the number of options which may be granted from 875,000 shares to 975,000 shares. The number of shares voted and withheld with respect to each director and the Amendment to the 1996 Incentive Stock Plan were as follows:


    ELECTION OF DIRECTORS            FOR         WITHHELD
    ---------------------            ---         --------
      Peter A. Guglielmi          5,093,987       18,177
      Robert L. Smith             5,095,687       16,477

                                     FOR         WITHHELD       ABSTAIN
                                     ---         --------       -------
    AMENDMENT                     4,934,987      152,478        24,699


ITEM 5.   OTHER INFORMATION
          -----------------

   NONE

ITEM 6.    EXHIBITS AND REPORTS ON FORM 8-K
           --------------------------------

Reports on Form 8-K. During the quarter for which this report is filed, the Registrant filed a current report on Form 8-K, dated June 10, 1998, regarding the Registrant and Rocky Mountain Internet, Inc., a Delaware corporation, entering into a definitive Agreement and Plan of Merger.

                                       14


                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             INTERNET COMMUNICATIONS CORPORATION
                                             -----------------------------------
                                                          (Registrant)

Date: August 28, 1998      By:   /s/  John M. Couzens
                              --------------------------------------------------
                                  John M. Couzens,  President

Date:  August 28, 1998     By:   /s/  T. Timothy Kershisnik
                              --------------------------------------------------
                                  T. Timothy Kershisnik, Chief Financial Officer

                                       15


APPENDIX E

                   TITLE 7. COLORADO BUSINESS CORPORATION ACT
                         ARTICLE 113. DISSENTERS' RIGHTS
                  PART 1. RIGHT OF DISSENT - PAYMENT FOR SHARES

                             C.R.S. 7-113-101 (1996)

7-113-101. Definitions

  For  purposes  of  this  article:  (1)  "Beneficial   shareholder"  means  the
beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

  (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7- 113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

  (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

  (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

  (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

  (7)  "Shareholder"   means  either  a  record   shareholder  or  a  beneficial
shareholder.


7-113-102. Right to dissent

   (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:
       (a) Consummation of a plan of merger to which the corporation is a party if:
             (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or
              (II)The  corporation  is a  subsidiary  that is  merged  with  its parent corporation under section 7-111-104;

   (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

  (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

  (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).
  (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section,

#435406
                                       E-1
of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

  (a)  The  record  date  fixed  under   section   7-107-107  to  determine  the
shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

  (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

  (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

  (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

       (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

  (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

  (c) Cash in lieu of fractional shares; or

  (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

  (2) (Deleted by amendment, L. 96, p. 1321, 30, effective June 1, 1996.)

  (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

  (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

  (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


7-113-103. Dissent by nominees and beneficial owners

  (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

  (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

#435406
                                       E-2

  (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

  (b)  The   beneficial   shareholder   dissents  with  respect  to  all  shares
beneficially owned by the beneficial shareholder.

  (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.


7-113-201. Notice of dissenters' rights

  (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

   (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).


7-113-202. Notice of intent to demand payment

  (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

  (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

  (b) Not vote the shares in favor of the proposed corporate action.

  (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized

#435406
                                       E-3
without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

  (3) A shareholder  who does not satisfy the  requirements of subsection (1) or
(2) of this section is not entitled to demand payment for the shareholder's shares under this article.


7-113-203. Dissenters' notice

   (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

  (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

  (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

  (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

  (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

  (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

  (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

       (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

  (g) Be accompanied by a copy of this article.


7-113-204. Procedure to demand payment

  (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

  (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

  (b) Deposit the shareholder's certificates for certificated shares.

  (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

  (3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit

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                                       E-4
of certificates are irrevocable.

  (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.


7-113-205. Uncertificated shares

  (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

  (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.


7-113-206. Payment

  (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7- 113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113- 204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

  (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

  (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

  (b) A statement of the corporation's estimate of the fair value of the shares;

  (c) An explanation of how the interest was calculated;

       (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

  (e) A copy of this article.


7-113-207. Failure to take action

  (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive

#435406
                                       E-5
the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.


       7-113-208.   Special   provisions   relating  to  shares  acquired  after
announcement of proposed corporate action

  (1) The corporation  may, in or with the dissenters'  notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters'

   rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

  (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).


7-113-209. Procedure if dissenter is dissatisfied with payment or offer

  (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113- 208 and demand payment of the fair value of the shares and interest due, if:

   (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7- 113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

   (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

   (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

  (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.


7-113-301. Court action

  (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

  (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the

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corporation has no principal  office in this state, in the district court of the county in which  its  registered  office is  located.  If the  corporation  is a
foreign   corporation  without  a  registered  office,  it  shall  commence  the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

  (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

  (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

  (5) Each dissenter made a party to the proceeding  commenced under  subsection
(2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.


7-113-302. Court costs and counsel fees

  (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

  (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

  (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

  (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

  (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.


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                       INTERNET COMMUNICATIONS CORPORATION

              Special Meeting of Shareholders - September 15, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints John M. Couzens and T. Timothy Kershisnik, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of Internet Communications Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111 on September 15, 1998 at 10:00 a.m., Denver time, and at any adjournment or adjournments thereof, and authorizes and instructs said proxies to vote in the manner directed below:

1. On the Proposal to Approve and Adopt the Merger Agreement and the Merger described in the accompanying Proxy Statement:


[ ] FOR                               [ ] AGAINST                    [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, upon matters incident to the conduct of the meeting.

IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

A copy of the Notice of Special Meeting of Shareholders and Proxy Statement, dated September __, 1998, has been received by the undersigned.

Please sign exactly as name or names appear on this Proxy, including the title "Executor", "Guardian," etc., if the same is indicated. When joint names appear both should sign. If stock is held by a corporation this proxy should be executed by a proper officer thereof, whose title should be given.

Dated:                     , 1998

Signature

Signature if jointly held

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE
TODAY

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